Filed Pursuant to Rule 424(b)(2)
Registration No. 333-229735

The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities is effective under the Securities Act of 1933, as amended. We are not using this preliminary prospectus supplement and the accompanying prospectus to offer to sell or to solicit offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION

PRELIMINARY PROSPECTUS SUPPLEMENT DATED AUGUST 20, 2020

Prospectus Supplement

(To Prospectus dated February 19, 2019)

$

Eli Lilly and Company

$                          % Notes Due 20

Interest payable on                 and

$                2.250% Notes Due 2050

Interest payable on May 15 and November 15

We are offering $                in aggregate principal amount of        % notes due 20    (the “    % notes”), which will mature on                , 20    . We are also offering $                in aggregate principal amount of our 2.250% notes due 2050, which will mature on May 15, 2050 (the “new 2.250% notes”).

The new 2.250% notes offered hereby will be issued as additional notes under the Indenture (as defined herein) pursuant to which we previously issued $1,000,000,000 in aggregate principal amount of our 2.250% notes due 2050 on May 5, 2020 (the “existing 2.250% notes” and, together with the new 2.250% notes, the “2.250% notes”). Accordingly, the new 2.250% notes offered hereby will (i) have the same terms (other than the initial offering price) and be treated as a single series of notes with the existing 2.250% notes under the Indenture, (ii) have the same CUSIP number as the existing 2.250% notes and (iii) be fungible with the existing 2.250% notes for U.S. federal income tax purposes. Upon the issuance of the new 2.250% notes offered hereby, the outstanding aggregate principal amount of the 2.250% notes will be $                 . Interest on the new 2.250% notes will accrue from May 5, 2020, the date of issuance of the existing 2.250% notes. Purchasers of the new 2.250% notes must pay for interest accrued from, and including, May 5, 2020 to, but excluding, the date of issuance of the new 2.250% notes. Unless the context otherwise requires, all references herein to the “notes” refer to the new 2.250% notes and the    % notes.

We may redeem some or all of the notes at the times and prices described under the heading “Description of the Notes—Optional Redemption.”

The notes will be our unsecured and unsubordinated debt obligations and will not have the benefit of any sinking fund. The notes will be issued in denominations of $2,000 and integral multiples of $1,000 in excess of that amount.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the notes or determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Investing in the notes involves risks. See “Risk Factors” on page S-5 of this prospectus supplement, as well as the sections entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019 and in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020.

	Price to Public(1)		Underwriting Discount		Proceeds to Us (Before Expenses)(1)
Per % note		%		%		%
Total	$		$		$
Per new 2.250% note		%		%		%
Total	$		$		$

(1)

With respect to the         % notes, plus accrued interest from                     , 2020, if any, if settlement occurs after such date. With respect to the new 2.250% notes, excludes accrued interest that must be paid by the purchasers of the new 2.250% notes from, and including, May 5, 2020 to, but excluding, the date of issuance of the new 2.250% notes. The total amount of accrued interest on the new 2.250% notes on                     , 2020 will be $             .

The notes of either series are not and will not be listed on any securities exchange.

The underwriters expect to deliver the notes to investors through the book-entry delivery system of The Depository Trust Company for the accounts of its participants, including Clearstream Banking, société anonyme, and the Euroclear System, on or about                , 2020, against payment in immediately available funds.

Joint Book-Running Managers

BNP PARIBAS	Citigroup	J.P. Morgan	Morgan Stanley

The date of this prospectus supplement is                , 2020.

We have not, and the underwriters have not, authorized anyone to provide you with different or additional information. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any information that others may give. We are not, and the underwriters are not, making an offer to sell, or the solicitation of an offer to buy, any of these securities in any jurisdiction where an offer or sale is not permitted. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus or any permitted free writing prospectus is accurate as of any date other than the date on the front cover of this prospectus supplement or the accompanying prospectus, or the date of any such permitted free writing prospectus, as the case may be, or that the information incorporated by reference herein or therein is accurate as of any date other than the date of the relevant report or other document in which such information is contained.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part of this prospectus supplement describes the specific terms of this offering, the notes and matters relating to us. The second part is the accompanying prospectus, which provides a more general description of the terms and conditions of the various securities we may offer under our registration statement, some of which does not apply to this offering or the notes.

In various places in this prospectus supplement and the accompanying prospectus, we refer you to sections of other documents for additional information by indicating the caption heading of the other sections. All cross-references in this prospectus supplement are to captions contained in this prospectus supplement and not in the accompanying prospectus, unless otherwise indicated.

This prospectus supplement, or the information incorporated by reference in this prospectus supplement, may add, update or change information in the accompanying prospectus. If information in this prospectus supplement is inconsistent with the accompanying prospectus, this prospectus supplement will supersede the information in the accompanying prospectus.

It is important for you to read and consider carefully all information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any permitted free writing prospectuses we have authorized for use with respect to this offering prior to making a decision to invest in the notes. See “Where You Can Find More Information; Documents Incorporated by Reference into this Prospectus Supplement” for additional information.

Unless otherwise indicated, all references in this prospectus supplement to “we,” “us,” “our” and “Eli Lilly” refer to Eli Lilly and Company and its consolidated subsidiaries.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the information included or incorporated by reference herein and therein include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are subject to the safe harbor created thereby under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts, and generally can be identified by the use of words such as “may,” “believe,” “will,” “expect,” “project,” “estimate,” “intend,” “anticipate,” “plan,” “continue,” or similar expressions.

Forward-looking statements inherently involve many risks and uncertainties that could cause actual results to differ materially from those projected in these statements. Where, in any forward-looking statement, we express an expectation or belief as to future results or events, it is based on management’s current plans and expectations, expressed in good faith and believed to have a reasonable basis. However, we can give no assurance that any such expectation or belief will result or will be achieved or accomplished. The following include some but not all of the factors that could cause actual results or events to differ materially from those anticipated:

•	uncertainties in the pharmaceutical research and development process, including with respect to the timing of anticipated regulatory approvals and launches of new products;

•	market uptake of recently launched products;

•	competitive developments affecting current products and our pipeline;

•	the expiration of intellectual property protection for certain of our products;

•	our ability to protect and enforce patents and other intellectual property;

•	the impact of actions of governmental and private payers affecting pricing of, reimbursement for, and access to pharmaceuticals;

•	regulatory compliance problems or government investigations;

•	regulatory actions regarding currently marketed products;

•	unexpected safety or efficacy concerns associated with our products;

•	issues with product supply stemming from manufacturing difficulties or disruptions;

•	regulatory changes or other developments;

•	changes in patent law or regulations related to data-package exclusivity;

•	litigation, investigations, or other similar proceedings involving past, current, or future products or commercial activities as we are largely self-insured;

•

unauthorized disclosure, misappropriation, or compromise of trade secrets or other confidential data stored in our information systems, networks, and facilities, or those of third parties with whom we share our data;

•	changes in tax law, including the impact of United States tax reform legislation enacted in December 2017 and related guidance, or events that differ from our assumptions related to tax positions;

•	changes in foreign currency exchange rates, interest rates, and inflation;

•	asset impairments and restructuring charges;

•	changes in accounting and reporting standards promulgated by the Financial Accounting Standards Board and the SEC;

•	acquisitions and business development transactions and related integration costs;

•	information technology system inadequacies or operating failures;

•	the impact of the evolving COVID-19 pandemic and the global response thereto;

•	reliance on third-party relationships and outsourcing arrangements;

•	our expectations related to the use of proceeds from this offering; and

•	the impact of global macroeconomic conditions.

Investors should not place undue reliance on forward-looking statements. You should also carefully read the factors described in the risk factors and other cautionary statements incorporated by reference in this prospectus supplement and the accompanying prospectus from our most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and our other SEC filings, for a description of certain risks that could, among other things, cause our actual results to differ from these forward-looking statements. All forward-looking statements speak only as of the date of this prospectus supplement and are expressly qualified in their entirety by the risk factors and other cautionary statements included in, or incorporated by reference into, this prospectus supplement. Except as is required by law, we expressly disclaim any obligation to publicly release any revisions to forward-looking statements to reflect events after the date of this prospectus supplement.

ELI LILLY AND COMPANY

We are a worldwide research-based pharmaceutical company. We were incorporated in 1901 in Indiana to succeed to the drug manufacturing business founded in Indianapolis, Indiana in 1876 by Colonel Eli Lilly. We discover, develop, manufacture, and market products in a single business segment—human pharmaceutical products. Our purpose is to unite caring with discovery to create medicines that make life better for people around the world. Most of the products we sell today were discovered or developed by our own scientists, and our success depends to a great extent on our ability to continue to discover or acquire, develop, and bring to market innovative new medicines. We sell a broad range of patented pharmaceutical products, primarily in the following therapeutic areas: diabetes and other endocrinology, oncology, immunology, and neuroscience. We manufacture and distribute our products through facilities in the United States and seven other countries. Our products are sold in approximately 120 countries.

Our corporate offices are located at Lilly Corporate Center, Indianapolis, Indiana 46285, our telephone number is (317) 276-2000 and our website is www.lilly.com. We have included our website address in this prospectus supplement solely as an inactive textual reference and the information contained in, or that can be accessed through, our website is not a part of, or incorporated by reference in, this prospectus supplement.

RISK FACTORS

Your investment in the notes involves risks. You should consider carefully the risks discussed under the section captioned “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and our subsequent Quarterly Reports on Form 10-Q. It is possible that our business, financial condition, liquidity, cash flows, or results of operations could be materially adversely affected by any of these risks. Certain of these risks could also adversely affect our reputation.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of the notes (excluding accrued interest payable by the purchasers of the new 2.250% notes) will be approximately $                after deduction of the underwriting discount and before deduction of the estimated expenses of the offering. We expect to use the net proceeds from the sale of the notes for general corporate purposes, which may include the repayment of outstanding commercial paper. Prior to such uses, we may temporarily invest the net proceeds in marketable securities and short-term investments. As of August 19, 2020, the weighted average interest rate of our commercial paper borrowings was 0.776% per annum and the weighted average maturity was approximately 50 days.

DESCRIPTION OF THE NOTES

The following summary describes certain terms of the        % notes due 20        (the “        % notes”) and the 2.250% notes due 2050 (the “new 2.250% notes” and, unless the context otherwise requires, together with the        % notes, the “notes”), respectively, and supplements, and to the extent inconsistent replaces, the description of the general terms of the debt securities included in the accompanying prospectus. The        % notes and the new 2.250% notes, together with 2.250% notes due 2050 we previously issued in an aggregate principal amount of $1,000,000,000 on May 5, 2020 (the “existing 2.250% notes” and, together with the new 2.250% notes, the “2.250% notes”), will each be a single series of debt securities under an indenture, dated as of February 1, 1991 (the “Indenture”), between us and Deutsche Bank Trust Company Americas (as successor to Citibank, N.A.), as trustee. The following summary of the notes does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the actual provisions of the notes and the Indenture. As used in this section, unless otherwise indicated, all references to “we,” “us,” “our” and “Eli Lilly” refer only to Eli Lilly and Company and not to any of our subsidiaries.

General

The notes will be our unsecured and unsubordinated obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. The notes will be issued in fully registered form only, in denominations of $2,000 and integral multiples of $1,000 in excess of that amount.

We will issue $        in aggregate principal amount of        % notes and, except as contemplated below under “—Optional Redemption,” the        % notes will mature on                , 20        . We will issue $        in aggregate principal amount of new 2.250% notes and, except as contemplated below under “—Optional Redemption,” the 2.250% notes will mature on May 15, 2050. The new 2.250% notes offered hereby will be issued as additional notes under the Indenture pursuant to which, on May 5, 2020, we issued the existing 2.250% notes. Accordingly, the new 2.250% notes offered hereby will (i) have the same terms (other than the initial offering price) and be treated as a single series of notes with the existing 2.250% notes under the Indenture, (ii) have the same CUSIP number as the existing 2.250% notes and (iii) be fungible with the existing 2.250% notes for U.S. federal income tax purposes. Upon the issuance of the new 2.250% notes offered hereby, the outstanding aggregate principal amount of the 2.250% notes will be $        .

We may, without the consent of the holders of notes, issue additional debt securities having the same ranking, interest rate, maturity, redemption provisions and other terms as the notes of a particular series (including subsequent additional notes under our 2.250% notes). Any additional debt securities having such similar terms, together with the notes of such series, will constitute a single series of debt securities under the Indenture. If, however, such additional debt securities are not fungible with the notes for U.S. federal income tax purposes, such additional debt securities will have one or more separate CUSIP numbers.

We will pay interest on the notes at the rates stated in the table below, semi-annually in arrears. Interest on the        % notes will be paid on                and                 of each year, commencing on                 , 2020, to the persons in whose names such notes are registered at the close of business on                 or                , respectively, as the case may be (whether or not a business day), immediately preceding the relevant interest payment date. Interest on the 2.250% notes will be paid on May 15 and November 15 of each year, commencing on November 15, 2020, to the persons in whose names such notes are registered at the close of business on May 1 or November 1, respectively, as the case may be (whether or not a business day), immediately preceding the relevant interest payment date. The initial interest payment on November 15, 2020 to holders of record of the new 2.250% notes on November 1, 2020 will be the same per new 2.250% note as the interest paid on November 15, 2020 to holders of record on November 1, 2020 of the existing 2.250% notes. All interest accrued on the new 2.250% notes from, and including, May 5, 2020, the date of issuance of the existing 2.250% notes, to, but excluding the date of issuance of the new 2.250% notes must be paid by purchasers of the new 2.250% notes.

	Interest Rate (per annum)
Per % note		%
Per 2.250% note	2.250%

Interest payments for the notes will include accrued interest from, and including, the date of issuance with respect to the    % notes and from, and including, May 5, 2020, the date of issuance of the existing 2.250% notes, with respect to the 2.250% notes or from, and including, the last date in respect of which interest has been paid or duly provided for, as the case may be, to, but excluding, the applicable interest payment date or the stated maturity date or the date of earlier redemption, as the case may be. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

If any interest payment date falls on a day that is not a business day, we will make the required interest payment on the next business day, and no interest on such payment will accrue for the period from and after such interest payment date. Similarly, if the stated maturity date or the date of earlier redemption, as the case may be (a “maturity date”), of the notes falls on a day that is not a business day, we will make the required payment of principal, premium, if any, and interest, if any, on the next succeeding business day, and no interest on such payment will accrue for the period from and after such maturity date.

As used in this prospectus supplement, “business day” means any day, other than a Saturday or a Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in the City of New York, New York.

Optional Redemption

At our option, we may redeem the notes, in whole or in part, at any time or from time to time as described below.

If we redeem all or any part of the applicable series of notes prior to the applicable Par Call Date (as defined below), we will pay a redemption price equal to the greater of:

•	100% of the principal amount of the notes being redeemed on the redemption date; and

•

the sum of the present values of the remaining scheduled payments of principal and interest on the notes being redeemed that would be due if such series of notes matured on the applicable Par Call Date (in each case, not including the amount, if any, of unpaid interest accrued to, but excluding, the redemption date), discounted to the redemption date, on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below), plus        %  (or             basis points) with respect to the        % notes and 0.200% (or 20 basis points) with respect to the 2.250% notes;

plus, in each case, unpaid interest accrued on such notes to, but excluding, the redemption date. If we redeem all or any part of the applicable series of notes on or after the applicable Par Call Date, we will pay a redemption price equal to 100% of the principal amount of such series of notes being redeemed plus accrued and unpaid interest thereon.

Notwithstanding the foregoing, installments of interest on notes that are due and payable on an interest payment date falling on or prior to a redemption date will be payable on such interest payment date to the registered holders as of the close of business on the relevant record date. We will mail notice of any redemption at least 10 days but not more than 60 days before the redemption date to each registered holder of the notes to be redeemed. Subject to any delay in the redemption date or rescission of the notice of redemption described below, once notice of redemption is mailed, the notes called for redemption will become due and payable on the redemption date. Any redemption notice may, at our discretion, be subject to one or more conditions precedent, including completion of a corporate transaction. In such event, the related notice of redemption will describe each such condition and, if applicable, will state that, at our discretion, the date of redemption may be delayed until such time (including more than 60 days after the notice of redemption was given) as any or all such conditions are satisfied or waived, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions have not been satisfied (or waived by us in our sole discretion) by the date of redemption, or by the date of redemption as so delayed. In the case of such delay or rescission, we will provide written notice to the trustee prior to the close of business two business days prior to the date of redemption and will deliver a written request to the trustee to promptly provide such notice to each holder.

“Comparable Treasury Issue” means, for the notes of a particular series, the United States Treasury security selected by the Reference Treasury Dealer as having a maturity comparable to the remaining term of such notes to be redeemed (assuming for this purpose that the        % notes and the 2.250% notes matured on the applicable Par Call Date) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such notes.

“Comparable Treasury Price” means, with respect to any redemption date prior to the applicable Par Call Date for the applicable series of notes, (A) if we obtain five or more Reference Treasury Dealer Quotations for such redemption date and notes of such series to be redeemed, the average of such Reference Treasury Dealer Quotations after excluding the highest and lowest of such Reference Treasury Dealer Quotations, (B) if we obtain fewer than five but more than one Reference Treasury Dealer Quotations, the average of such Reference Treasury Dealer Quotations, or (C) if we obtain only one Reference Treasury Dealer Quotation, such Reference Treasury Dealer Quotation.

“Par Call Date” means                 ,                for the         % notes and November 15, 2049 for the 2.250% notes.

“Reference Treasury Dealer” means (A)(i) each of BNP Paribas Securities Corp., Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC (or their respective affiliates that are Primary Treasury Dealers), and their respective successors for the        % notes and (ii) each of BofA Securities, Inc., Barclays Capital Inc., Credit Suisse Securities (USA) LLC and Goldman Sachs & Co. LLC (or their respective affiliates that are Primary Treasury Dealers), and their respective successors for the 2.250% notes; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in the United States (a “Primary Treasury Dealer”), we will substitute therefor another Primary Treasury Dealer, and (B) any other Primary Treasury Dealer(s) selected by us.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any redemption date prior to the applicable Par Call Date for the applicable series of notes, the average, as determined by us, of the bid and ask prices for the Comparable Treasury Issue for the notes of a particular series to be redeemed (expressed in each case as a percentage of the principal amount of such series) quoted in writing to us by such Reference Treasury Dealer at 5:00 p.m. (New York City time) on the third business day preceding such redemption date.

“Treasury Rate” means, with respect to any redemption date prior to the applicable Par Call Date for the applicable series of notes, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of the principal amount of a particular series to be redeemed) equal to the Comparable Treasury Price for such redemption date.

On and after the redemption date, interest will cease to accrue on the notes or any portion of the notes called for redemption (unless we default in the payment of the redemption price). Before the redemption date, we will deposit with a paying agent (or the trustee) money sufficient to pay the redemption price of the notes of the particular series to be redeemed on that date. If fewer than all of the notes of such series are to be redeemed, the notes to be redeemed shall be selected by lot by The Depository Trust Company (“DTC”), in the case of notes represented by a global security, or by the trustee by a method the trustee deems to be fair and appropriate, in the case of notes that are not represented by a global security. In addition, we may at any time purchase the notes by tender, in the open market or by private agreement, subject to applicable law.

The notes will not be entitled to the benefit of any mandatory redemption or sinking fund provisions.

Book-Entry Notes

The Depository Trust Company

Except under the limited circumstances described below, all notes will be book-entry notes. This means that the actual purchasers of the notes will not be entitled to have the notes registered in their names and will not be entitled to receive physical delivery of the notes in definitive (paper) form. Instead, upon issuance, each series of notes will be represented by one or more fully registered global notes.

Each global note will be deposited with, or on behalf of, DTC, a securities depositary, and will be registered in the name of Cede & Co., as DTC’s nominee, or such other name as may be requested by an authorized representative of DTC. No global note representing book-entry notes may be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC. DTC will be the only owner and sole registered holder of the notes for purposes of the Indenture. Purchasers may elect to hold interests in the global notes through either DTC (in the United States) or through Clearstream Banking, société anonyme (“Clearstream”), or the Euroclear System (“Euroclear”) (outside the United States) if they are participants in such systems, or indirectly through organizations that are participants in such systems.

Purchases of the notes under the DTC system must be made by or through direct participants, which will receive a credit for the notes in DTC’s records. The ownership interest of each actual purchaser of notes, which we refer to as the “beneficial owner,” will in turn be recorded in the direct and indirect participants’ records. The deposit of the global notes with DTC and their registration in the name of DTC’s nominee will not affect beneficial ownership and is performed merely to facilitate subsequent transfers of the notes. The book-entry system eliminates the need for physical movement of securities certificates. The laws of some jurisdictions, however, may require some purchasers to take physical delivery of notes in definitive form. These laws may impair the ability of holders to transfer book-entry notes.

DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants deposit with it. DTC also facilitates the post-trade settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in its participants’ accounts. DTC’s participants include underwriters, including the underwriters in this offering, securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. Clearstream and Euroclear, which are discussed in more detail below, are indirect participants in the DTC system. The rules applicable to DTC and its participants are on file with the SEC.

Because DTC or its nominee will be the only registered holder of the global notes, Clearstream and Euroclear will hold positions through their respective U.S. depositaries, which in turn will hold positions in the records of DTC. For information on how accounts of ownership of notes held through DTC are recorded, please refer to “Description of Debt Securities—Global Securities” in the accompanying prospectus.

In this prospectus supplement, unless and until notes in definitive form are issued to the beneficial owners as described below, all references to “holders” of notes shall mean DTC or its nominee. We, the trustee and any paying agent, transfer agent or registrar may treat DTC or its nominee as the only owner and sole registered holder of the notes for all purposes.

We will make all payments of principal of and premium, if any, and interest on our notes to DTC or its nominee by wire transfer. We will send all required reports and notices solely to DTC or its nominee as long as DTC or its nominee is the sole registered holder of the notes. DTC and its participants are generally required by law to receive and transmit all payments, notices and directions from us and the trustee to beneficial owners of book-entry notes through a chain of intermediaries. Beneficial owners of book-entry notes will not receive written confirmation from DTC of their purchases. However, they are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participants or indirect participants through which they entered into the transaction.

Similarly, we and the trustee will accept notices and directions solely from DTC or its nominee. Therefore, in order to exercise any rights as a holder of notes under the Indenture, each person owning a beneficial interest in the notes must rely on the procedures of DTC and, in some cases, Clearstream or Euroclear. If the beneficial owner is not a participant in the applicable system, then it must rely on the procedures of the participant through which that person owns its interest. DTC has advised us that it will take actions under the Indenture only at the direction of its participants, which in turn will act only at the direction of the beneficial owners. Some of these actions, however, may conflict with actions DTC takes at the direction of other participants and beneficial owners.

Notices and other communications by DTC to participants, by participants to indirect participants and by participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to statutory or regulatory requirements as may be in effect from time to time.

Beneficial owners may experience delays in receiving payments in respect of their notes since such payments will initially be made to DTC and must then be transferred through the chain of intermediaries to each beneficial owner’s account. None of us, the trustee or any of our or their agents will be liable for the accuracy of, or responsible for maintaining, supervising or reviewing, the records of Clearstream or Euroclear or any participant’s records relating to book-entry notes. In addition, none of us, the trustee or any of our or their agents will be responsible or liable for payments made on account of the book-entry notes.

Clearstream

Clearstream is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations (“Clearstream participants”) and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream has also established an electronic bridge with Euroclear to facilitate settlement of trades between Clearstream and Euroclear.

As a licensed credit institution in Luxembourg and a securities settlement system in which the Luxembourg Central Bank participates, Clearstream is supervised by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters in this offering. Other institutions that clear through or that maintain a custodial relationship with a Clearstream participant may obtain indirect access to Clearstream.

Euroclear

Euroclear was created in 1968 to hold securities for its participating organizations (“Euroclear participants”) and to clear and settle transactions between Euroclear participants and participants of certain other securities intermediaries through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and the risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries.

Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator.

Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters in this offering. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern securities clearance accounts and cash accounts with Euroclear. Specifically, the Terms and Conditions govern:

•	transfers of securities and cash within Euroclear;

•	withdrawal of securities and cash from Euroclear; and

•	receipts of payments with respect to securities in Euroclear.

All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. Euroclear acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding securities through Euroclear participants.

Global Clearance and Settlement Procedures

Initial settlement for the notes will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way, in accordance with DTC’s rules, and will be settled in immediately available funds using DTC’s same-day funds settlement system. Secondary market trading between Clearstream participants and Euroclear participants will occur in the ordinary way, in accordance with the applicable rules and operating procedures of Clearstream and Euroclear, and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream or Euroclear participants, on the other, will be effected through DTC, in accordance with DTC’s rules, on behalf of the relevant European international clearing system by the U.S. depositaries. However, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in this system in accordance with its rules and procedures and within its established deadlines in European time zones. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to DTC.

Because of time zone differences, credits of notes received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and will be credited the business day following the DTC settlement date. These credits or any transactions in such notes settled during such processing will be reported to the relevant Euroclear or Clearstream participants on that business day. Cash received in Clearstream or Euroclear as a result of sales of notes by or through a Clearstream participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although we expect that DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of notes among participants of DTC, Clearstream and Euroclear, the information set forth in this section is subject to any changes or reinterpretations of the rules, regulations and procedures of DTC, Clearstream and Euroclear that are currently in effect. Investors wishing to use the facilities of any of DTC, Clearstream or Euroclear are advised to confirm the continued applicability of the rules, regulations and procedures of DTC, Clearstream or Euroclear.

The information in “Book Entry Notes” concerning DTC and DTC’s book-entry system, as well as information regarding Euroclear and Clearstream, has been obtained from sources that we believe to be reliable, but we take no responsibility for its accuracy or completeness. This information is not intended to serve as a representation, warranty or contract modification of any kind. We assume no responsibility for the performance by DTC, Euroclear, Clearstream or their respective participants of their respective obligations, including obligations that they have under the rules and procedures that govern their operations.

Payments

We will make all payments of principal of and premium, if any, and interest on book-entry notes to DTC or its nominee. Upon receipt of any such payment, DTC will immediately credit the accounts of its participants on its book-entry registration and transfer system. DTC will credit those accounts in proportion to the participants’ respective beneficial interests in the principal amount of the global note as shown in the records of DTC. Payments by participants to beneficial owners of book-entry notes will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

Payments on book-entry notes held beneficially through Clearstream or Euroclear will be credited to their respective participants in accordance with their respective rules and procedures, to the extent received by their respective U.S. depositaries.

Definitive Notes and Paying Agents

Under the circumstances described in the last paragraph under “Description of Debt Securities—Global Securities” of the accompanying prospectus, beneficial owners of the notes will be notified through the chain of intermediaries that definitive notes are available. Beneficial owners of book-entry notes will then be entitled (1) to receive physical delivery of notes in definitive form equal in principal amount to their beneficial interest and (2) to have notes in definitive form registered in their names. The notes in definitive form will be issued in denominations of $2,000 and integral multiples of $1,000 in excess of that amount. Notes in definitive form will be registered in the name or names of the person or persons DTC specifies in a written instruction to the registrar of the notes. DTC may base its written instruction upon directions it receives from its participants. Thereafter, the holders of the notes in definitive form will be recognized as the “holders” of the notes under the Indenture. The Indenture provides for the replacement of a mutilated, lost, stolen or destroyed definitive note, so long as the applicant furnishes to us and the trustee such securities or indemnity and such evidence of ownership as we and the trustee may require.

In the event that notes in definitive form are issued, the holders of such notes will be able to receive payments of principal of and premium, if any, and interest on their notes at the office of our paying agent maintained in the Borough of Manhattan, the City of New York. Payments due on the maturity date of a note in definitive form may be made only against presentation and surrender of such note to one of our paying agents. We may make payments due on an interest payment date for a note in definitive form by mailing a check to the address of the holder of such note appearing in the register of note holders maintained by the registrar. Our paying agent in the Borough of Manhattan is currently the corporate trust office of Deutsche Bank Trust Company Americas, currently located at 60 Wall Street, 24th Floor, Mail Stop: NYC60-2407, New York, New York 10005.

In the event that notes in definitive form are issued, the holders of such notes will be able to transfer their notes, in whole or in part, by surrendering such notes for registration of transfer at the office of Deutsche Bank Trust Company Americas, duly endorsed by or accompanied by a written instrument of transfer in form satisfactory to us and the registrar. A form of such instrument of transfer will be obtainable at the offices of Deutsche Bank Trust Company Americas. Upon surrender, we will execute, and the trustee will authenticate and deliver, new notes of the same series and like tenor and terms to the designated transferee in the principal amount being transferred, and a new note of the same series and like tenor and terms for any principal amount not being transferred will be issued to the transferor. We will not charge any fee for the registration of transfer or exchange, except that we may require the payment of a sum sufficient to cover any applicable tax or other governmental charge payable in connection with the transfer.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following describes the material U.S. federal income tax consequences of acquiring, owning and disposing of our notes. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations thereunder, and administrative and judicial interpretations thereof, in each case as in effect on the date hereof. These authorities may change or be subject to differing interpretations, possibly on a retroactive basis, so as to result in U.S. federal income tax consequences different from those discussed below. This discussion does not address any other U.S. federal tax considerations (such as gift or estate tax) or any state, local or non-U.S. tax considerations.

We have not sought, and will not seek, any ruling from the Internal Revenue Service (the “IRS”) with respect to the statements made and the conclusions reached in this summary, including our conclusion that this offering will be treated as a “qualified reopening” with respect to the 2.250% notes. We cannot assure you that the IRS will agree with such statements and conclusions, or that the IRS will not assert, or that a court would not sustain, a challenge to one or more of the tax consequences described below.

This discussion applies only to beneficial owners that acquire our notes upon original issuance and, in the case of the    % notes, at the initial offering price, and that hold our notes as capital assets for U.S. federal income tax purposes. It assumes that the offering price is the “issue price” of our notes for U.S. federal income tax purposes. In addition, it does not address all U.S. federal income tax consequences that may be relevant to a particular holder subject to special rules, including, without limitation, banks, insurance companies and other financial institutions, real estate investment trusts, regulated investment companies, partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes, tax-exempt entities and governmental organizations, brokers, traders and dealers in securities, U.S. expatriates, persons holding the notes as part of a hedging or conversion transaction or a straddle, tax-qualified retirement plans, persons subject to special tax accounting rules as a result of any item of gross income with respect to our notes being taken into account in an “applicable financial statement” (as defined in the Code), or U.S. Holders (as defined below) that have a functional currency other than the U.S. dollar.

If a partnership, including any entity or arrangement treated as a partnership for U.S. federal income tax purposes, is a beneficial owner of a note, the treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership. Such partnership and its partners should consult their tax advisors about the U.S. federal income tax consequences of acquiring, owning and disposing of our notes.

Prospective investors are urged to consult their own tax advisors as to the particular U.S. federal income and other tax consequences to them of the acquisition, ownership and disposition of the notes as well as any tax consequences under state, local and foreign tax laws, and the possible effects of changes in tax laws.

U.S. Federal Income Taxation of U.S. Holders

The following describes the material U.S. federal income tax consequences of acquiring, owning and disposing of our notes to a U.S. Holder. As used herein, a “U.S. Holder” is a beneficial owner of a note that is, for U.S. federal income tax purposes, (1) a citizen or resident of the United States, (2) a domestic corporation, (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source or (4) a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust or (ii) the trust has a valid election in effect under applicable Treasury regulations to be treated as a United States person. If you are not a U.S. Holder, this subsection does not apply to you and you should refer to the subsection “—U.S. Federal Income Taxation of Non-U.S. Holders” below.

Qualified Reopening

It is expected that this offering of the new 2.250% notes will meet the requirements for a “qualified reopening” of the existing 2.250% notes issued on May 5, 2020 under applicable U.S. Treasury regulations. Debt instruments issued as part of the “qualified reopening” of a previous issue of debt instruments are treated as part of the original issue and, consequently, are deemed to have the same issue date and the same issue price as the original debt instruments. Accordingly, we expect that, for U.S. federal income tax purposes, the new 2.250% notes will have the same issue price and issue date as the existing 2.250% notes issued on May 5, 2020 and will not be considered to be issued with “original issue discount.”

Stated Interest

It is expected, and the following discussion assumes, that the notes will be issued without original issue discount for U.S. federal income tax purposes. Accordingly, interest on the notes offered hereby generally will be taxable to a U.S. Holder as ordinary income at the time it accrues or is actually or constructively received in accordance with the U.S. Holder’s method of accounting for U.S. federal income tax purposes (not including pre-acquisition accrued interest, as described below). A portion of the price paid for the new 2.250% notes will be allocable to interest that accrued prior to the date such notes are purchased (“pre-acquisition accrued interest”). To the extent that a portion of a U.S. Holder’s purchase price for the new 2.250% notes is allocable to pre-acquisition accrued interest, a portion of the first stated interest payment equal to the amount of such pre-acquisition accrued interest may be treated as a nontaxable return of such pre-acquisition accrued interest to the U.S. Holder.

Amortizable Bond Premium with Respect to the New 2.250% Notes

A U.S. Holder who purchases a new 2.250% note for an amount greater than its principal amount will be treated as acquiring the note with amortizable bond premium. For this purpose, the initial purchase price of such note will not include amounts paid in respect of pre-acquisition accrued interest as described above. A U.S. Holder that acquires a new 2.250% note with amortizable bond premium may elect to amortize the premium, under a constant yield method, over the term of such notes, which will reduce the amount of interest income with respect to such notes required to be included in the U.S. Holder’s gross income. An election to amortize bond premium applies to all taxable debt instruments then owned by the U.S. Holder and may be revoked only with the consent of the IRS.

Taxable Disposition of a Note

Upon the sale, exchange, redemption, retirement at maturity or other taxable disposition of a note, a U.S. Holder generally will recognize gain or loss equal to the difference between (1) the sum of cash and the fair market value of other property received on such disposition (less such cash or property attributable to accrued but unpaid interest not previously included in income, which will be taxable as ordinary interest income), and (2) the U.S. Holder’s adjusted tax basis in the note. A U.S. Holder’s adjusted tax basis in a note generally will equal the U.S. Holder’s initial investment in the note, less pre-acquisition accrued interest that the U.S. Holder recovered and amortized bond premium, if applicable. This gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder has a holding period of more than one year. Long-term capital gain of a non-corporate U.S. Holder generally is taxed at a lower maximum marginal tax rate than that applicable to ordinary income.

Backup Withholding and Information Reporting

Non-corporate U.S. Holders generally will be required to supply a social security number or other taxpayer identification number along with certain certifications under penalties of perjury in order to avoid backup withholding with respect to interest paid on a note and the proceeds of a sale or other disposition of a note. In addition, such payments generally will be subject to information reporting.

Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against such U.S. Holder’s federal income tax liability and may entitle such U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

Net Investment Income Tax

Additional net investment income tax (commonly referred to as “Medicare tax”) at a rate of 3.8% is imposed on the net investment income of certain individuals, estates and trusts. For these purposes, “net investment income” generally includes interest on and capital gains from the sale or other disposition of securities like the notes, subject to certain exceptions. A U.S. Holder that is an individual, estate or trust is urged to consult its tax advisor regarding the applicability of the net investment income tax to its income and gains in respect of the notes.

U.S. Federal Income Taxation of Non-U.S. Holders

The following describes the material U.S. federal income tax consequences of acquiring, owning and disposing of our notes to a Non-U.S. Holder. A “Non-U.S. Holder” is a beneficial owner of a note that is, for U.S. federal income tax purposes, a nonresident alien individual, a foreign corporation or a foreign trust or estate. If you are a U.S. Holder, this subsection does not apply to you, and you should refer to the subsection “—U.S. Federal Income Taxation of U.S. Holders” above.

Interest on the Notes

Except in the circumstances described below under “—Information Reporting and Backup Withholding” and “—FATCA Withholding,” a Non-U.S. Holder generally will not be subject to U.S. federal income tax or withholding tax on payments of interest on our notes, if the interest is not effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States and the Non-U.S. Holder (1) does not own, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote, (2) is not, for U.S. federal income tax purposes, a controlled foreign corporation that is related to us through stock ownership, and (3) certifies under penalty of perjury (usually by providing an IRS Form W-8BEN or W-8BEN-E) that it is not a United States person.

If a Non-U.S. Holder does not satisfy the requirements described in the preceding paragraph, payments of interest (including any pre-acquisition accrued interest, if applicable) on our notes will be subject to U.S. federal withholding tax at a rate of 30% (or, if appropriate certification is provided, a lower rate if so specified in an applicable tax treaty), unless the holder provides a properly executed IRS Form W-8ECI stating that interest paid on the note is not subject to withholding tax because it is effectively connected with the holder’s conduct of a trade or business in the United States (and, if an income tax treaty applies, is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States).

If a Non-U.S. Holder is engaged in a trade or business in the United States, and if interest on the note is effectively connected with the conduct of this trade or business (and, if an income tax treaty applies, is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States), the Non-U.S. Holder, although exempt from U.S. federal withholding tax, will generally be taxed on a net income basis in the same manner as a U.S. Holder. In addition, effectively connected interest of a corporate Non-U.S. Holder may also be subject to an additional branch profits tax at a rate of 30% (or a lower rate if so specified by an applicable tax treaty).

Non-U.S. Holders are urged to consult their own tax advisors with respect to the U.S. federal, state and local tax consequences of the acquisition, ownership and disposition of our notes.

Sale or Other Taxable Disposition of the Notes

Except in the circumstances described below under “—Information Reporting and Backup Withholding” and “—FATCA Withholding” and except with respect to accrued and unpaid interest, a Non-U.S. Holder generally will not be subject to U.S. federal income tax or withholding tax on any gain recognized on the sale, exchange, redemption, retirement or other taxable disposition of a note, unless:

•

the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (or, if an income tax treaty applies, is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States); or

•	the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition, and certain other conditions are met.

A Non-U.S. Holder described in the first bullet point above will generally be required to pay U.S. federal income tax on a net income basis, and if the holder is a foreign corporation, it may also be required to pay a branch profits tax at a rate of 30% (or a lower rate if so specified by an applicable tax treaty). A Non-U.S. Holder that is subject to the 183-day rule described above generally will be subject to U.S. federal income tax at a flat rate of 30% (or a reduced rate under an applicable treaty) on the amount by which capital gains allocable to U.S. sources (including gains from the sale, exchange, retirement or other disposition of the note) exceed capital losses allocable to U.S. sources, even though the non-U.S. Holder is not considered a resident alien under the Code.

Information Reporting and Backup Withholding

Except as described below, payments of interest on notes owned by a Non-U.S. Holder, and gross proceeds from the sale or redemption of such notes within the United States or through certain U.S.-related financial intermediaries, generally are subject to information reporting and backup withholding unless the Non-U.S. Holder, as a beneficial owner, certifies under penalty of perjury that it is not a United States person (usually by providing an IRS Form W-8BEN or W-8BEN-E) or otherwise establishes an exemption and the applicable withholding agent does not have actual knowledge or reason to know that such holder is a “United States person”.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such Non-U.S. Holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Payments of interest on a note to a Non-U.S. Holder and the amount of any U.S. federal tax withheld from such payments generally must be reported annually to the IRS and to such Non-U.S. Holder, regardless of whether withholding is required. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which the Non-U.S. Holder resides under provisions of an applicable income tax treaty or other intergovernmental agreement.

FATCA Withholding

Sections 1471 through 1474 of the Code and applicable Treasury Regulations thereunder (commonly referred to as “FATCA”) impose a 30% withholding tax on “withholdable payments” made to a foreign entity unless the foreign entity is:

•

a “foreign financial institution” that furnishes proper documentation, typically on IRS Form W-8BEN-E, evidencing either (i) an exemption from FATCA withholding, (ii) its compliance (or deemed compliance) with specified due diligence, reporting, withholding and certification obligations under FATCA or (iii) its residence in a jurisdiction that has entered into an intergovernmental agreement with the United States relating to FATCA and its compliance with the diligence and reporting requirements of the intergovernmental agreement and local implementing rules; or

•

a “non-financial foreign entity” (as defined under FATCA) that provides sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (i) an exemption from FATCA or (ii) adequate information regarding substantial United States beneficial owners of such entity (if any).

Withholdable payments include interest paid with respect to the notes and the gross proceeds of the sale or other taxable disposition of the notes. However, proposed Treasury Regulations have been issued that, if finalized, will provide for the repeal of the 30% withholding tax that would have applied to payments of gross proceeds from the sale, exchange or other disposition of the notes. According to the preamble to the proposed regulations, taxpayers may rely upon this repeal until the issuance of final regulations. A withholding agent such as a broker, and not Eli Lilly, will determine whether or not to implement gross proceeds FATCA withholding.

Prospective investors are urged to consult with their own tax advisors regarding the consequences, including the certification requirements, of the FATCA provisions and any applicable intergovernmental agreement with respect to FATCA in light of their particular circumstances.

UNDERWRITING

BNP Paribas Securities Corp., Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC are acting as representatives of the underwriters named below.

Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has severally agreed to purchase, and we have agreed to sell to that underwriter, the principal amount of the notes of each series set forth opposite such underwriter’s name.

Underwriter	Principal Amount of % Notes	Principal Amount of New 2.250% Notes
BNP Paribas Securities Corp.	$	$
Citigroup Global Markets Inc.
J.P. Morgan Securities LLC
Morgan Stanley & Co. LLC

Total	$	$

The underwriting agreement provides that the obligations of the underwriters to purchase the notes included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all of the notes if they purchase any of the notes. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders of notes in whole or in part.

The underwriters may offer some of the notes directly to the public at the respective public offering prices set forth on the cover page of this prospectus supplement and some of the notes to dealers at the respective public offering price less a concession not to exceed the rates (as a percentage of the principal amount) in the table immediately below. The underwriters may allow, and dealers may reallow, a concession not to exceed the rates (as a percentage of the principal amount) set forth in the table below, on sales to other dealers. After the initial offering of the notes of a particular series to the public, the representatives may change the related public offering price and concession.

	Maximum Concession to Dealers		Maximum Concession on Sales to Other Dealers
Per % note		%		%
Per new 2.250% note		%		%

The following table shows the underwriting discount that we have agreed to pay to the underwriters in connection with this offering.

	As a Percentage of Principal Amount		Dollar Amount
Per % note		%	$
Per new 2.250% note		%	$

Total			$

In connection with this offering, the representatives, on behalf of the underwriters, may purchase and sell notes in the open market. These transactions may include over-allotment, syndicate covering transactions and stabilizing transactions. Over-allotment involves syndicate sales of notes of a particular series in excess of the principal amount of notes of such series to be purchased by the underwriters in this offering, which creates a syndicate short position. Syndicate covering transactions involve purchases of notes of a particular series in the open market after the distribution of such notes has been completed in order to cover syndicate short positions. Stabilizing transactions consist of certain bids or purchases of notes of a particular series made for the purpose of preventing or retarding a decline in the market price of the notes of such series while this offering is in progress.

The underwriters also may impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the representatives, in covering syndicate short positions or making stabilizing purchases, repurchase notes originally sold by that syndicate member.

Any of these activities may have the effect of preventing or retarding a decline in the market price of the notes. They may also cause the price of the notes to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

We estimate that our total expenses for this offering (not including the underwriting discount) will be approximately $        . In connection with this offering, the underwriters have agreed to reimburse us for certain expenses relating to this offering.

We have agreed to indemnify the underwriters and their controlling persons against certain liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make because of any of those liabilities.

We expect to deliver the notes against payment therefor on or about                 , 2020, which will be the          business day following the date of the pricing of the notes. Under Rule 15c6-1 under the Exchange Act, trades in the secondary market are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes prior to the second business day before delivery of the notes hereunder will be required, by virtue of the fact that the notes initially will settle T+        , to specify alternative settlement arrangements at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes prior to the second business day before delivery of the notes hereunder should consult their advisors.

Relationships

Certain of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, and may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge, and certain other of the underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

The notes are being offered for sale in jurisdictions where it is lawful to make such offers and sales.

Each of the underwriters has represented and agreed that it has not and will not offer, sell or deliver any of the notes directly or indirectly, or distribute this prospectus supplement or the prospectus or any other offering material relating to the notes, in or from any jurisdiction except under circumstances that will result in compliance with the applicable laws and regulations thereof and that will not impose any obligations on us except as set forth in the underwriting agreement.

Canada

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area and United Kingdom

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in any member state of the European Economic Area or the United Kingdom (each, a “Relevant State”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive 2016/97/EU (as amended), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MIFID II; or (iii) not a qualified investor as defined in Regulation 2017/1129 (EU) (as amended or superseded, the “Prospectus Regulation”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in a Relevant State has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in a Relevant State may be unlawful under the PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of notes in any Relevant State will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation.

References to Regulations or Directives include, in relation to the United Kingdom, those Regulations or Directives as they form part of United Kingdom domestic law by virtue of the European Union (Withdrawal) Act 2018 or have been implemented in United Kingdom domestic law, as appropriate.

The above selling restriction is in addition to any other selling restrictions set out below.

United Kingdom

Each underwriter has represented, warranted and agreed that:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of

Section 21 of the Financial Services and Markets Act 2000 (as amended, the “FSMA”)) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to the company; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

Switzerland

This prospectus supplement is not intended to constitute an offer or solicitation to purchase or invest in the notes. The notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.

Hong Kong

The notes may not be offered or sold by means of any document other than: (1) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), (2) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (3) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Japan

The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the “Financial Instruments and Exchange Law”) and each underwriter has agreed that it will not offer or sell any notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than: (1) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (2) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (3) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 by a relevant person which is: (1) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor or (2) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the notes under Section 275 except: (i) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA, (ii) where no consideration is given for the transfer, (iii) by operation of law, (iv) as specified in Section 276(7) of the SFA or (v) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Singapore Securities and Futures Act Product Classification – Solely for the purposes of our obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, we have determined, and hereby notify all relevant persons (as defined in Section 309A of the SFA) that the notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

LEGAL MATTERS

The validity of the notes will be passed upon for us by Covington & Burling LLP, Washington, D.C. Davis Polk & Wardwell LLP, New York, New York, will pass on certain legal matters for the underwriters. Covington & Burling LLP and Davis Polk & Wardwell LLP will rely on the opinion of Crystal T. Williams, our Assistant General Counsel and Assistant Secretary, with respect to matters of Indiana law. As of August 19, 2020, Ms. Williams held 125 unvested restricted stock units and 1,128 unvested performance units.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019, and the effectiveness of our internal control over financial reporting as of December 31, 2019, as set forth in their reports, which are incorporated by reference in this prospectus supplement, the accompanying prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION;

DOCUMENTS INCORPORATED BY REFERENCE INTO THIS PROSPECTUS SUPPLEMENT

We file annual, quarterly and periodic reports, proxy statements and other information with the SEC. The SEC allows us to “incorporate by reference” into this prospectus supplement information which we file with it. This means that we can disclose important information to you by referring you to the documents containing that information and that such information will be regarded as an important part of this prospectus supplement. We encourage you to read the SEC filings incorporated by reference into this prospectus supplement before investing in the notes. Our SEC filings are available to the public on the SEC’s website at www.sec.gov. We make available free of charge most of our SEC filings through our website (www.lilly.com) as soon as reasonably practical after they are filed with the SEC. The information contained in, or that can be accessed through, our website is not a part of, or incorporated by reference in, this prospectus supplement.

We incorporate by reference the following documents that we previously filed with the SEC (other than information in such documents that is deemed furnished and not filed):

•	our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 19, 2020;

•	our Quarterly Reports on Form 10-Q for (i) the quarter ended March 31, 2020, filed with the SEC on May 1, 2020, and (ii) the quarter ended June 30, 2020, filed with the SEC on July 31, 2020; and

•	our Current Reports on Form 8-K filed with the SEC on April 23, 2020 (only with respect to the information filed under Item 8.01), April 28, 2020, and May 5, 2020.

We also incorporate by reference any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement until the date we have sold all of the notes offered pursuant to this prospectus supplement or this offering is otherwise terminated.

You may also obtain a free copy of these filings by telephoning or writing to us at the following address and telephone number:

Eli Lilly and Company

Attention: Corporate Secretary

Lilly Corporate Center

Indianapolis, Indiana 46285

Telephone: (317) 276-2000

PROSPECTUS

Eli Lilly and Company

Common Stock

Preferred Stock

Depositary Shares

Debt Securities

Warrants

Stock Purchase

Contracts Stock

Purchase Units

You should read this prospectus and the applicable prospectus supplement carefully before you invest in any of our securities.

Under this prospectus, we may offer and sell, from time to time, in one or more offerings:

•	common stock;

•	preferred stock;

•	depositary shares representing preferred stock;

•	debt securities;

•	warrants;

•	stock purchase contracts; and

•	stock purchase units.

Our common stock is listed on the New York Stock Exchange under the symbol “LLY”. Our principal executive offices are located at Lilly Corporate Center, Indianapolis, Indiana 46285, and our telephone number is (317) 276-2000.

The applicable prospectus supplement will contain the specific terms of the securities being offered thereby. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

We may sell these securities to or through underwriters, dealers or agents. We may also sell these securities directly or through our subsidiaries to purchasers.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Investing in our securities involves risks. See “Risk Factors” on page 2 of this prospectus.

The date of this prospectus is February 19, 2019.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or SEC, as a “well-known seasoned issuer,” as defined under Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. Under this shelf registration process, we may, from time to time, in one or more offerings, offer and sell any of the securities described in this prospectus.

This prospectus provides you with a general description of the securities we may offer. Each time we offer any of these securities, we will prepare a prospectus supplement that will contain certain specific information about the terms of that offering and the securities being offered thereby. The applicable prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information; Documents Incorporated by Reference into this Prospectus” in this prospectus in their entirety before investing in any of our securities.

The registration statement that contains this prospectus, and the exhibits to the registration statement, contain additional information about us and the securities that we may offer under this prospectus. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of that contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by that reference and the exhibits and schedules thereto. The registration statement and exhibits can be read at the SEC’s website mentioned under the heading “Where You Can Find More Information; Documents Incorporated by Reference into this Prospectus” in this prospectus.

We may include agreements as exhibits to the registration statement of which this prospectus forms a part. In reviewing such agreements, please remember they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about us or the other parties to the agreements. The agreements may contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the other parties to the applicable agreement and:

•	should not be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•

may have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures would not necessarily be reflected in the agreement;

•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors in our securities; and

•

were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement, are subject to more recent developments, and therefore may no longer be accurate.

RISK FACTORS

Our business is subject to uncertainties and risks, and an investment in our securities involves risks. You should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus, including the risk factors incorporated by reference from our most recent Annual Report on Form 10-K, as updated by our Quarterly Reports on Form 10-Q and other SEC filings, before investing in our securities. We may include additional risks related to the securities being offered in the prospectus supplement relating to that offering. It is possible that our business, financial condition, liquidity, results of operations and prospects could be materially and adversely affected by any of these risks.

WHERE YOU CAN FIND MORE INFORMATION; DOCUMENTS INCORPORATED BY REFERENCE INTO THIS PROSPECTUS

We file annual, quarterly and periodic reports, proxy statements and other information with the SEC. The SEC allows us to “incorporate by reference” into this prospectus information which we file with it. This means that we can disclose important information to you by referring you to the documents containing that information and that such information will be regarded as an important part of this prospectus. We encourage you to read the SEC filings incorporated by reference into this prospectus before investing in any of our securities. Our SEC filings are available to the public over the internet on the SEC’s website at http://www.sec.gov. We make available free of charge most of our SEC filings through our website (https://www.lilly.com) as soon as reasonably practical after they are filed with the SEC. The information contained in, or that can be accessed through, our website is not a part of, or incorporated by reference in, this prospectus.

We incorporate by reference information contained in our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on February 19, 2019, and in our Current Reports on Form 8-K filed with the SEC on January 7, 2019 (only with respect to information filed under Item 1.01), February  6, 2019 (only with respect to information filed under Item 8.01) and February 11, 2019. We also incorporate the description of our common stock set forth in our registration statement filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and any amendment or report filed for the purpose of updating that description.

We also incorporate by reference any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of the filing of the registration statement and, in the case of any particular offering of securities, until such offering of securities is terminated. Our future filings with the SEC will automatically update and supersede any inconsistent information in this prospectus and in our other SEC filings, and such outdated or inconsistent information will no longer be regarded as part of this prospectus.

You may also obtain a free copy of these filings by telephoning or writing to us at the following address and telephone number:

Eli Lilly and Company

Attention: Corporate Secretary

Lilly Corporate Center

Indianapolis, Indiana 46285

Telephone: (317) 276-2000

We are not making an offer to sell, or the solicitation of an offer to buy, any of these securities in any jurisdiction where an offer or sale is not permitted. You should not assume that the information contained in this prospectus or the applicable prospectus supplement is accurate as of any date other than the date on the front cover of this prospectus or the applicable prospectus supplement, as the case may be, or that the information incorporated by reference herein and therein is accurate as of any date other than the date of the relevant report or other document in which such information is contained. We have not authorized anyone to provide you with different or additional information and, accordingly, you should not rely on any such information if it is provided to you.

ELI LILLY AND COMPANY

We are a worldwide research-based pharmaceutical company. We were incorporated in 1901 in Indiana to succeed to the drug manufacturing business founded in Indianapolis, Indiana in 1876 by Colonel Eli Lilly, and we are focused on the discovery, development, manufacture, marketing and sale of human pharmaceutical products. Most of the products we sell today were discovered or developed by our own scientists, and our success depends to a great extent on our ability to continue to discover or acquire, develop, and bring to market innovative new medicines. We sell a broad range of patented pharmaceutical products, primarily in the following therapeutic areas: endocrinology, oncology, cardiovascular, neuroscience, and immunology. We manufacture and distribute our products through facilities in the United States, Puerto Rico and 13 other countries. Our products are sold in approximately 125 countries.

Our corporate offices are located at Lilly Corporate Center, Indianapolis, Indiana 46285, our telephone number is (317) 276-2000 and our website is https://www.lilly.com.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the information included or incorporated by reference in this prospectus and other statements made by us from time to time contain “forward-looking statements” within the meaning of such term in the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements include all statements that do not relate solely to historical or current facts and generally can be identified by the use of words such as “may,” “believe,” “will,” “expect,” “project,” “estimate,” “intend,” “anticipate,” “plan,” “continue,” or similar expressions.

Forward-looking statements inherently involve many risks and uncertainties that could cause actual results to differ materially from those projected in these statements. Where, in any forward-looking statement, we express an expectation or belief as to future results or events, it is based on management’s current plans and expectations, expressed in good faith and believed to have a reasonable basis. However, we can give no assurance that any such expectation or belief will result or will be achieved or accomplished. The following include some but not all of the factors that could cause actual results or events to differ materially from those anticipated:

•	uncertainties in the pharmaceutical research and development process, including with respect to the timing of anticipated regulatory approvals and launches of new products;

•	market uptake of recently launched products;

•	competitive developments affecting current products and our pipeline;

•	the expiration of intellectual property protection for certain of our products;

•	our ability to protect and enforce patents and other intellectual property;

•	the impact of actions of governmental and private payers affecting pricing of, reimbursement for, and access to pharmaceuticals;

•	regulatory compliance problems or government investigations;

•	regulatory actions regarding currently marketed products;

•	unexpected safety or efficacy concerns associated with our products;

•	issues with product supply stemming from manufacturing difficulties or disruptions;

•	regulatory changes or other developments;

•	changes in patent law or regulations related to data-package exclusivity;

•	litigation involving past, current, or future products as we are largely self-insured;

•

unauthorized disclosure, misappropriation or compromise of trade secrets or other confidential data stored in our information systems, networks, and facilities, or those of third parties with whom we share our data;

•	changes in tax law, including the impact of tax reform legislation enacted in December 2017 and related guidance;

•	changes in foreign currency exchange rates, interest rates, and inflation;

•	asset impairments and restructuring charges;

•	changes in accounting standards promulgated by the Financial Accounting Standards Board and the SEC;

•	acquisitions and business development transactions and related integration costs;

•	information technology system inadequacies or operating failures;

•	reliance on third-party relationships and outsourcing arrangements;

•	the impact of global macroeconomic conditions; and

•

uncertainties and risks related to timing and potential value to us of the planned separation of the Elanco animal health business, including business, industry, and market risks, as well as risks involving the anticipated tax-free nature of the separation.

We caution investors that any forward-looking statements are based on available operational, financial and competitive information at the time such statements were made, and investors should not place undue reliance on these forward-looking statements. More information on factors that could cause actual results or events to differ materially from those anticipated is described under the heading “Risk Factors” above. You should carefully read this information for a description of certain risks that could, among other things, cause our actual results to differ from these forward-looking statements. We further note that any forward-looking statements reflect management’s opinion only has of the date on which they were made. Except as is required by law, we expressly disclaim any obligation to publicly release any revisions to forward-looking statements to reflect events after such statements were made.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities for general corporate purposes, unless otherwise specified in the applicable prospectus supplement.

DESCRIPTION OF SECURITIES

This prospectus contains a summary of the common stock, preferred stock, depositary shares, debt securities, warrants, stock purchase contracts and stock purchase units that we may offer, from time to time, in future securities offerings. These summaries are not meant to be a complete description of each security. Certain specific terms of any security to be issued pursuant hereto will be set forth in a related prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

As of the date hereof, our authorized capital stock consists of 3,205,000,000 shares, of which 3,200,000,000 shares are common stock, without par value, and 5,000,000 shares are preferred stock, without par value. As of February 13, 2019, there were 1,035,418,562 shares of our common stock outstanding. None of our preferred stock was issued and outstanding as of February 13, 2019. All of our issued and outstanding shares of common stock are fully paid and non-assessable.

Common Stock

Dividend Rights. Subject to the dividend rights of the holders of any outstanding shares of preferred stock, the holders of shares of common stock are entitled to receive ratably dividends as may be lawfully declared at any time by the board of directors.

Rights Upon Liquidation. Upon liquidation, dissolution or winding up of our affairs, after payment to the holders of any outstanding shares of preferred stock of the full amount to which they are entitled, the holders of shares of common stock are entitled, to the exclusion of any holders of preferred stock, to share ratably in our assets that are legally available for distribution after satisfaction of our liabilities.

No Conversion, Redemption or Preemptive Rights. Holders of our common stock have no conversion, redemption, preemptive or similar rights.

Voting Rights. Each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of shareholders. Our amended articles of incorporation do not provide for cumulative voting in the election of directors.

Preferred Stock

Our amended articles of incorporation authorize our board of directors, without further shareholder action, to provide for the issuance of up to 5,000,000 shares of preferred stock, in one or more series, and to fix, by the adoption and filing in accordance with the Indiana Business Corporation Law, or the IBCL, of an amendment or amendments to the amended articles of incorporation, the designations, terms and relative rights and preferences, including the dividend rate, voting rights, conversion rights, redemption and sinking fund provisions and liquidation preferences, of each of these series. We may amend from time to time our amended articles of incorporation to increase the number of authorized shares of preferred stock. Any such amendment would be approved if the votes cast favoring the amendment exceed the votes cast opposing the amendment.

Certain specific terms of any preferred stock that we offer in the future will be described in the applicable prospectus supplement relating to that preferred stock. Investors are urged to carefully review the terms contained in such prospectus supplement, as well as the articles of amendment establishing such terms that we file with the Secretary of State of the State of Indiana and the SEC. Those terms may include:

•	the title and liquidation preference per share of the preferred stock and the number of shares offered;

•	the initial aggregate offering price of the preferred stock;

•

the dividend rate (or method of calculation), the dates on which dividends will be payable, whether dividends shall be cumulative and, if so, the date from which the dividends will begin to accumulate;

•	any redemption or sinking fund provisions of the preferred stock;

•	any conversion rights applicable to the preferred stock;

•	the voting rights, if any, of the preferred stock;

•	material federal income tax considerations; and

•	any additional dividend, liquidation, conversion and other rights, preferences, privileges, limitations and restrictions of the preferred stock.

Dividend Rights. The preferred stock will have a preference over the common stock as to the payment of dividends. Before any dividends or distributions (other than dividends or distributions payable in common stock or other stock ranking junior to that series of preferred stock as to dividends and upon liquidation) on the common stock or other stock ranking junior to that series of preferred stock as to dividends and upon liquidation shall be declared and set apart for payment or paid, the holders of shares of each series of preferred stock (unless otherwise set forth in the applicable prospectus supplement) will be entitled to receive dividends when, as and if declared by our board of directors or, if dividends are cumulative, full cumulative dividends for the current and all prior dividend periods. We will pay those dividends either in cash, shares of preferred stock, or otherwise, at the rate and on the date or dates set forth in the applicable prospectus supplement. With respect to each series of preferred stock that has cumulative dividends, the dividends on each share of the series will be cumulative from the date of issue of the share unless some other date is set forth in the prospectus supplement relating to the series. Accruals of dividends will not bear interest. The applicable prospectus supplement will indicate the relative ranking of the particular series of the preferred stock as to the payment of dividends, as compared with then- existing and future series of preferred stock.

Rights Upon Liquidation. The preferred stock of each series will be preferred over the common stock and other stock ranking junior to that series of preferred stock as to assets, so that the holders of that series of preferred stock (unless otherwise set forth in the applicable prospectus supplement) will be entitled to be paid, upon our voluntary or involuntary liquidation, dissolution or winding up, and before any distribution is made to the holders of common stock and other stock ranking junior to that series of preferred stock, the amount set forth in the applicable prospectus supplement. However, in this case the holders of preferred stock of that series will not be entitled to any other or further payment. If upon any liquidation, dissolution or winding up, our net assets are insufficient to permit the payment in full of the respective amounts to which the holders of all outstanding preferred stock are entitled, our entire remaining net assets will be distributed among the holders of each series of preferred stock in amounts proportional to the full amounts to which the holders of each series are entitled, subject to any provisions of any series of preferred stock that rank it junior or senior to other series of preferred stock upon liquidation. The applicable prospectus supplement will indicate the relative ranking of the particular series of the preferred stock upon liquidation, as compared with then-existing and future series of preferred stock.

Conversion, Redemption or Exchange Rights. The shares of a series of preferred stock will be convertible at the option of the holder of the preferred stock, redeemable at our option or the option of the holder, as applicable, or exchangeable at our option, into another security, in each case, to the extent set forth in the applicable prospectus supplement.

Voting Rights. Except as indicated in the applicable prospectus supplement or as otherwise from time to time required by law, the holders of preferred stock will have no voting rights other than those fixed by the board of directors pursuant to Article 7 of our amended articles of incorporation.

Anti-Takeover Effects of Provisions of our Amended Articles of Incorporation and our Amended By-Laws

Our amended articles of incorporation and our amended by-laws contain certain provisions that may be deemed to have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempt that a shareholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares held by shareholders.

Our amended by-laws provide that special meetings of holders of common stock may be called only by our board of directors or the Chairman of the board of directors. Holders of our common stock are not permitted to call a special meeting or to require that our board of directors call a special meeting of shareholders.

Our amended by-laws establish an advance notice procedure for the nomination, other than by or at the direction of our board of directors, of candidates for election as directors as well as for other shareholder proposals to be considered at annual meetings of shareholders. In general, notice of intent to nominate a director or raise business at such meetings must be received by us not less than 120 days nor more than 180 days prior to the date on which our proxy statement is released to shareholders in connection with the previous year’s annual meeting and must contain certain specified information concerning the person to be nominated or the matters to be brought before the meeting and concerning the shareholder submitting the proposal.

Our amended articles of incorporation provide for our board of directors to be divided into three classes of directors, as nearly equal in number as possible, serving staggered terms of office. Approximately one-third of our board of directors is elected each year to three-year terms of office. In addition, our directors (other than directors appointed by holders of preferred stock) may be removed only for cause and only upon the affirmative vote of holders of at least 80% of our outstanding voting stock.

Our amended articles of incorporation provide that, in addition to any affirmative vote required by law, the affirmative vote of holders of at least 80% of our outstanding voting stock shall be necessary to approve certain major business transactions (such as mergers or asset sales with an interested shareholder or our liquidation), unless approved by our board of directors in the manner prescribed in such articles.

Under Section 23-1-39-1 of the IBCL and our amended articles of incorporation and amended by-laws, only our board of directors can amend our amended by-laws, and shareholders do not have the right to amend our amended by-laws.

The foregoing summary is qualified in its entirety by the provisions of our amended articles of incorporation and our amended by-laws, copies of which have been filed with the SEC.

Certain Provisions of the Indiana Business Corporation Law

As an Indiana corporation, we are governed by the IBCL. Under specified circumstances, the following provisions of the IBCL may delay, prevent or make more difficult certain unsolicited acquisitions or changes in control of us. These provisions also may have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions which shareholders may otherwise deem to be in their best interest.

Unanimous Written Consent of Shareholders. Under Chapter 29 of the IBCL, any action required or permitted to be taken by the holders of common stock may be effected only at an annual meeting or special meeting of such holders, and shareholders may act in lieu of such meetings only by unanimous written consent.

Control Share Acquisitions. Under Chapter 42 of the IBCL, an acquiring person or group who makes a “control share acquisition” in an “issuing public corporation” may not exercise voting rights on any “control shares” unless these voting rights are conferred by a majority vote of the disinterested shareholders of the issuing public corporation at a special meeting of those shareholders held upon the request and at the expense of the acquiring person. If control shares acquired in a control share acquisition are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of all voting power, all shareholders of the issuing public corporation have dissenters’ rights to receive the fair value of their shares pursuant to Chapter 44 of the IBCL.

Under the IBCL, “control shares” means shares acquired by a person that, when added to all other shares of the issuing public corporation owned by that person or in respect to which that person may exercise or direct the exercise of voting power, would otherwise entitle that person (directly or indirectly, alone or as part of a group) to exercise or direct the exercise of the voting power of the issuing public corporation in the election of directors within any of the following ranges:

•	one-fifth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more.

“Control share acquisition” means, subject to specified exceptions, the acquisition, directly or indirectly, by any person of ownership of, or the power to direct the exercise of voting power with respect to, issued and outstanding control shares. For the purposes of determining whether an acquisition constitutes a control share acquisition, shares acquired within 90 days or under a plan to make a control share acquisition are considered to have been acquired in the same acquisition. “Issuing public corporation” means a corporation which has (i) 100 or more shareholders, (ii) its principal place of business or its principal office in Indiana, or that owns or controls assets within Indiana having a fair market value of greater than $1,000,000, and (iii) (A) more than 10% of its shareholders resident in Indiana, (B) more than 10% of its shares owned of record or owned beneficially by Indiana residents, or (C) 1,000 shareholders resident in Indiana.

The above provisions do not apply if, before a control share acquisition is made, the corporation’s articles of incorporation or by-laws, including a by-law adopted by the corporation’s board of directors, provide that they do not apply. Our amended articles of incorporation and our amended by-laws do not currently exclude us from Chapter 42.

Certain Business Combinations. Chapter 43 of the IBCL restricts the ability of a “resident domestic corporation” to engage in any business combinations with an “interested shareholder” for five years after the date the interested shareholder became such, unless the business combination or the purchase of shares by the interested shareholder on the interested shareholder’s date of acquiring shares is approved by the board of directors of the resident domestic corporation before that date. If the business combination was not previously approved, the interested shareholder may effect a business combination after the five-year period only if that shareholder receives approval from a majority of the disinterested shareholders or the offer meets specified fair price criteria. For purposes of the above provisions, “resident domestic corporation” means an Indiana corporation that has 100 or more shareholders. “Interested shareholder” means any person, other than the resident domestic corporation or its subsidiaries, who is (1) the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the resident domestic corporation or (2) an affiliate or associate of the resident domestic corporation, which at any time within the five-year period immediately before the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding shares of the resident domestic corporation.

The definition of “beneficial owner” for purposes of Chapter 43, means a person who individually or with or through any of its affiliates or associates, directly or indirectly, owns or has the right to acquire or vote the subject shares (excluding voting rights under revocable proxies made in accordance with federal law), has any agreement, arrangement or understanding for the purpose of acquiring, holding or voting or disposing of the subject shares, or holds any “derivative instrument” that includes the opportunity to profit or share in any profit derived from any increase in the value of the subject shares.

The above provisions do not apply to corporations that elect not to be subject to Chapter 43 in an amendment to their articles of incorporation approved by a majority of the disinterested shareholders. That amendment, however, cannot become effective until 18 months after its passage and would apply only to share acquisitions occurring after its effective date. Our amended articles of incorporation do not exclude us from Chapter 43.

Directors’ Duties and Liability. Under Chapter 35 of the IBCL, directors are required to discharge their duties:

•	in good faith;

•	with the care an ordinarily prudent person in a like position would exercise under similar circumstances; and

•	in a manner the directors reasonably believe to be in the best interests of the corporation.

However, the IBCL also provides that a director is not liable for any action taken as a director, or any failure to act, regardless of the nature of the alleged breach of duty (including breaches of the duty of care, the duty of loyalty, and the duty of good faith) unless the director has breached or failed to perform the duties of the director’s office and the action or failure to act constitutes willful misconduct or recklessness.

This exoneration from liability under the IBCL does not affect the liability of directors for violations of the federal securities laws.

Chapter 35 of the IBCL also provides that a board of directors, in discharging its duties, may consider, in its discretion, both the long-term and short-term best interests of the corporation, taking into account, and weighing as the directors deem appropriate, the effects of an action on the corporation’s shareholders, employees, suppliers and customers and the communities in which offices or other facilities of the corporation are located and any other factors the directors consider pertinent. Directors are not required to consider the effects of a proposed corporate action on any particular corporate constituent group or interest as a dominant or controlling factor. If a determination is made with the approval of a majority of the disinterested directors of the board, that determination is conclusively presumed to be valid unless it can be demonstrated that the determination was not made in good faith after reasonable investigation. Chapter 35 specifically provides that specified judicial decisions in Delaware and other jurisdictions, which might otherwise be looked upon for guidance in interpreting Indiana corporate law, including decisions that impose a higher or different degree of scrutiny on actions taken by directors in response to a proposed acquisition of control of the corporation, are inconsistent with the proper application of the business judgment rule under that section.

Mandatory Classified Board of Directors. Under Chapter 33 of the IBCL, a corporation with a class of voting shares registered with the SEC under Section 12 of the Exchange Act must have a classified board of directors unless the corporation adopts a by-law expressly electing not to be governed by this provision by the later of July 31, 2009 or 30 days after the corporation’s voting shares are registered under Section 12 of the Exchange Act. Although our amended articles of incorporation provide for a classified board of directors (and that provision can only be amended upon the affirmative vote of holders of at least 80% of our outstanding voting stock), we adopted an amendment to our amended by-laws electing not to be subject to this mandatory requirement effective July 13, 2009; however, the IBCL permits this election to be rescinded by subsequent action of our board of directors.

Certain Effects of Authorized But Unissued Stock

Our authorized but unissued shares of common stock and preferred stock may be issued without additional shareholder approval and may be utilized for a variety of corporate purposes, including future offerings to raise additional capital or to facilitate corporate acquisitions.

The issuance of preferred stock could have the effect of delaying or preventing a change in control of our company. The issuance of preferred stock could decrease the amount available for distribution to holders of our common stock or could adversely affect the rights and powers, including voting rights, of such holders. In certain circumstances, such issuance could have the effect of decreasing the market price of our common stock.

One of the effects of the existence of unissued and unreserved common stock or preferred stock may be to enable our board of directors to issue shares to persons friendly to current management, which could render more difficult or discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of management. Such additional shares also could be used to dilute the stock ownership of persons seeking to obtain control of us.

We plan to issue additional shares of common stock in connection with our employee benefit plans.

Transfer Agent and Registrar

EQ Shareowner Services acts as transfer agent and registrar of our common stock.

Listing

Our common stock is listed on the New York Stock Exchange under the symbol “LLY”.

DESCRIPTION OF DEPOSITARY SHARES

The following description of depositary shares does not purport to be complete and is subject to, and qualified in its entirety by, (i) the deposit agreement to be entered into between us and a bank or trust company selected by us and (ii) the depositary receipt relating to the preferred stock that is attached to such deposit agreement. You should read these documents as they, and not this description, define your rights as a holder of depositary shares. Forms of these documents will be deemed filed with the SEC as exhibits to the registration statement of which this prospectus forms a part.

If we elect to offer fractional interests in shares of preferred stock, we will provide for the issuance by a depositary of depositary receipts for depositary shares. Each depositary share will represent fractional interests of preferred stock. We will deposit the shares of preferred stock underlying the depositary shares under the deposit agreement. The bank or trust company must have its principal office in the United States and a combined capital and surplus of at least $50 million. The depositary receipts will evidence the depositary shares issued under the deposit agreement.

The deposit agreement will contain terms applicable to the holders of depositary shares in addition to the terms stated in the depositary receipts. Each holder of depositary shares will be entitled to all the rights and preferences of the preferred stock underlying the depositary shares in proportion to the applicable fractional interest in the underlying shares of preferred stock. The depositary will issue depositary receipts to individuals purchasing the fractional interests in shares of the related preferred stock according to the terms of the offering described in the applicable prospectus supplement.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received for the preferred stock to the holders of depositary shares in proportion to the number of depositary shares that they own on the relevant record date. The depositary will distribute only an amount that can be distributed without attributing to any holder of depositary shares a fraction of one cent. The depositary will add any undistributed balance to, and treat it as part of, the next sum received by the depositary for distribution to holders of depositary shares.

If there is a non-cash distribution, the depositary will distribute property received by it to the holders of depositary shares in proportion, insofar as possible, to the number of depositary shares owned by them, unless the depositary determines, after consultation with us, that it is not feasible to make such distribution. If this occurs, the depositary may, with our approval, sell such property and distribute the net proceeds from the sale to the holders. The deposit agreement also will contain provisions relating to how any subscription or similar rights that we may offer to holders of the preferred stock will be available to the holders of the depositary shares.

Conversion, Exchange and Redemption

If the preferred stock underlying the depositary shares may be converted or exchanged, each holder of depositary receipts will have the right or obligation, as applicable, to convert or exchange the depositary shares represented by the depositary receipts.

Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem, at the same time, the number of depositary shares representing the preferred stock. The depositary will redeem the depositary shares from the proceeds it receives from the corresponding redemption, in whole or in part, of the underlying preferred stock. The depositary will send notice of redemption to the holders of the depositary shares that are to be redeemed between 30 and 60 days before the date fixed for redemption. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share on the underlying preferred stock. If less than all the depositary shares are to be redeemed, the depositary will select which shares to be redeemed by lot, proportionate allocation or any other method.

After the date fixed for redemption, the depositary shares called for redemption will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders will end, except the right to receive money, securities or other property payable upon redemption.

Voting

When the depositary receives notice of a meeting at which the holders of the preferred stock are entitled to vote, the depositary will send the particulars of the meeting to the holders of the depositary shares. Each holder of depositary shares on the record date may instruct the depositary on how to vote the shares of preferred stock underlying the holder’s depositary shares. The depositary will try, if practical, to vote the number of shares of preferred stock underlying the depositary shares according to the instructions. The depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock. We will agree to take all reasonable action requested by the depositary to enable it to vote as instructed.

Record Date

Whenever (1) any cash dividend or other cash distribution shall become payable, any distribution other than cash shall be made, or any rights, preferences or privileges shall be offered with respect to the underlying preferred stock, or (2) the depositary shall receive notice of any meeting at which holders of the underlying preferred stock are entitled to vote or of which holders of the underlying preferred stock are entitled to notice, or of the mandatory conversion of or any election on our part to call for the redemption of any of the underlying preferred stock, the depositary shall in each such instance fix a record date (which shall be the same as the record date for the underlying preferred stock) for the determination of the holders (x) who shall be entitled to receive such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof or (y) who shall be entitled to give instructions for the exercise of voting rights at any such meeting or to receive notice of such meeting or of such redemption or conversion, subject to the provisions of the deposit agreement.

Amendments

We and the depositary may agree to amend the deposit agreement and the depositary receipt evidencing the depositary shares. Any amendment that (a) imposes or increases certain fees, taxes or other charges payable by the holders of the depositary shares as described in the deposit agreement or (b) otherwise prejudices any substantial existing right of holders of depositary shares, will not take effect until 30 days after the depositary has sent notice of the amendment to the record holders of depositary shares. Any holder of depositary shares that continues to hold its shares at the end of the 30-day period will be deemed to have agreed to the amendment.

Termination

We may, at our option, direct the depositary to terminate the deposit agreement by sending a notice of termination to holders of depositary shares at least 30 days prior to termination. In addition, a deposit agreement will automatically terminate if:

•	the depositary has redeemed all related outstanding depositary shares, or

•	we have liquidated, terminated or wound up our business and the depositary has distributed the underlying preferred stock to the holders of the related depositary shares.

The depositary may likewise terminate the deposit agreement if at any time 60 days shall have expired after the depositary shall have delivered to us a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment. If any depositary receipts remain outstanding after the date of termination, the depositary thereafter will discontinue the transfer of depositary receipts, will suspend the distribution of dividends to the holders thereof, and will not give any further notices (other than notice of such termination) or perform any further acts under the deposit agreement except that the depositary will continue (1) to collect dividends on the underlying preferred stock and any other distributions with respect thereto and (2) to deliver the underlying preferred stock together with such dividends and distributions and the net proceeds of any sales of rights, preferences, privileges or other property, without liability for interest thereon, in exchange for depositary receipts surrendered. At any time after the expiration of two years from the date of termination, the depositary may sell any underlying preferred stock then held by it at public or private sales, at such place or places and upon such terms as it deems proper and may thereafter hold the net proceeds of any such sale, together with any money and other property then held by it, without liability for interest thereon, for the pro rata benefit of the holders of depositary receipts which have not been surrendered.

Payment of Fees and Expenses

We will pay all fees, charges and expenses of the depositary, including the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay transfer and other taxes and governmental charges and any other charges as are stated in the deposit agreement for their accounts.

Resignation and Removal of Depositary

At any time, the depositary may resign by delivering written notice to us, and we may remove the depositary. Resignations or removals will take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million.

Reports

The depositary will forward to the holders of depositary shares all reports and communications from us that are delivered to the depositary and that we are required by law, the rules of an applicable securities exchange or our amended articles of incorporation to furnish to the holders of the preferred stock. The depositary will not be liable if it is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the deposit agreement. The deposit agreement limits our obligations and the depositary’s obligations to performance in good faith of the duties stated in the deposit agreement. The depositary will not be obligated to prosecute or defend any legal proceeding connected with any depositary shares or preferred stock unless the holders of depositary shares requesting the depositary to do so furnish it with satisfactory indemnity. In performing our obligations, we and the depositary may rely upon the written advice of our counsel or accountants, on any information that competent people provide to us and on documents that we believe are genuine.

DESCRIPTION OF DEBT SECURITIES

We may offer and issue our debt securities from time to time in one or more series. The debt securities are to be issued under an indenture, dated as of February 1, 1991, between us and Deutsche Bank Trust Company Americas (as successor to Citibank, N.A.), as trustee. The indenture does not limit the aggregate principal amount of the debt securities that may be issued thereunder. The indenture, which incorporates our standard multiple-series indenture provisions as Annex A thereto, is an exhibit to the registration statement of which this prospectus is a part. The following information summarizes certain general terms of the debt securities as described in the indenture. The indenture is subject to and governed by the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act.

We will summarize in the applicable prospectus supplement certain specific terms of the debt securities, any modifications of or additions to the general terms of the debt securities described herein and any applicable material federal income tax considerations. Accordingly, please read both this prospectus and the applicable prospectus supplement for a summary of the terms of the debt securities of any particular series. Any such summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the actual provisions of the indenture and the debt securities.

For purposes of this summary, the terms the “company,” “we,” “our” and “us” refer only to Eli Lilly and Company and not to any of its subsidiaries, unless we specify otherwise.

General

The debt securities will be our unsecured general obligations. The indebtedness represented by the debt securities will rank equally with all other unsecured and unsubordinated indebtedness of our company. The debt securities may be issued in one or more series, and unless otherwise provided, a series may be reopened for the issuance of additional debt securities of such series. Also, a single series may be issued at various times with different maturity dates, different interest rates and different dates from which interest accrues. One or more series of debt securities may be issued with the same or various maturities at par or at a discount. Debt securities bearing no interest or interest at a rate which at the time of issuance is below the market rate (“original issue discount securities”) will be sold at a discount below their stated principal amount. This discount may be substantial. We will provide information regarding material federal income tax consequences and other special considerations applicable to any original issue discount securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies, or if the principal of or premium, if any, or interest on any series of debt securities is payable in a foreign currency or currencies, we will include in the applicable prospectus supplement information on the restrictions, elections, material federal income tax considerations, specific terms and other information with respect to that issue of debt securities and the foreign currency or currencies.

A prospectus supplement relating to a series of debt securities will include certain specific terms, including some or all of the following:

•	the title;

•	the aggregate principal amount and any limit thereon;

•	the price or prices at which such debt securities will be sold;

•	the date or dates on which or periods during which such debt securities may be issued;

•	the date or dates on which the principal, and premium, if any, is payable or the method of determining the date or dates;

•	the method by which principal and premium, if any, will be determined;

•	if interest bearing:

•	the interest rate;

•	the method by which the interest rate will be determined;

•	the date from which interest will accrue;

•	interest payment dates; and

•	the regular record date for the interest payable on any interest payment date;

•	the place or places where the principal, premium, if any, and interest, if any, shall be payable;

•

if the series of debt securities may be redeemed in whole or in part, at our option, the period or periods within which, the price or prices at which and the terms and conditions upon which, we may redeem such debt securities;

•	the denominations, if other than $1,000, in which any registered securities of the series shall be issuable;

•	the denominations, if other than $5,000, in which any bearer securities of the series shall be issuable;

•	if issued as original issue discount securities:

•	the amount of discount; and

•	material federal income tax consequences and other special considerations applicable to original issue discount securities;

•	whether such debt securities will be issued as registered securities or bearer securities or both, and, if bearer securities are issued:

•	whether such bearer securities are also to be issued as registered securities; and

•	the manner in which the bearer securities are to be dated;

•	provisions for payment of additional amounts, if any, and whether we will have the option to redeem such debt securities rather than pay the additional amounts and the terms of that option;

•	if denominated or payable in a foreign currency:

•	the currency or currencies of denomination;

•	the designation of the currency or currencies in which payment of principal, premium, if any, and interest, if any, will be made; and

•	the designation of the dollar determination agent, if any;

•

whether we will use a global security, the name of the depositary for the global security and, if such debt securities are issuable only as registered securities, the terms, if any, upon which interests in the global security may be exchanged for definitive debt securities;

•

the extent to which, or the manner in which, any interest payable on any such debt security in temporary global form on an interest payment date will be paid and the extent to which, or the manner in which, any interest payable on any such debt security in permanent global form on an interest payment date will be paid;

•	if less than the principal amount thereof, the portion of the principal amount of such debt securities payable upon declaration of acceleration of their maturity;

•	the provisions, if any, relating to the cancellation and satisfaction of the indenture or certain covenants of the indenture prior to the maturity of the debt securities;

•	any deletions, modifications of or additions to the events of default in the indenture; and

•

any other terms or conditions not specified in the indenture. Any such other terms must not conflict with the requirements of the Trust Indenture Act and the provisions of the indenture and must not adversely affect the rights of the holders of any other series of debt securities then outstanding.

We may authorize the issuance and provide for the terms of a series of debt securities pursuant to a resolution of our board of directors or any duly authorized committee of our board of directors or pursuant to a supplemental indenture.

We may issue the debt securities as registered securities, bearer securities or both. We may issue the debt securities in whole or in part in the form of one or more global securities. One or more global securities will be issued in a denomination or aggregate denominations equal to the aggregate principal amount of outstanding debt securities of the series to be represented by such global security or global securities.

If we issue bearer securities, we will describe the limitations on the issuance of the bearer securities as well as certain material federal income tax consequences and other special considerations applicable to bearer securities in an applicable prospectus supplement.

Exchange, Registration and Transfer

A holder of debt securities in bearer form may, upon written request in accordance with the terms of the indenture, exchange the bearer securities for (1) registered securities (with all unmatured coupons, except as provided below) of the same series, with the same interest rate and maturity date (if the debt securities of such series are to be issued as registered securities) or (2) bearer securities (if bearer securities of such series are to be issued in more than one denomination) of the same series with the same interest rate and maturity date. However, no bearer security will be delivered in or to the United States, and registered securities of any series (other than a global security, except as set forth below) will be exchangeable into an equal aggregate principal amount of registered securities of the same series (with the same interest rate and maturity date) of different authorized denominations. If a holder surrenders bearer securities between a record date and the relevant interest payment date, such holder will not be required to surrender the coupon relating to such interest payment date. Registered securities may not be exchanged for bearer securities.

Bearer or registered securities may be presented for exchange, and registered securities, other than a global security, may be presented for transfer, at the office of any transfer agent or at the office of the security registrar, without service charge and upon payment of any taxes and other governmental charges as provided in the indenture. The transfer or exchange will be completed upon the transfer agent or the security registrar’s satisfaction with the documents of title and identity of the person making the request. Bearer securities, and the coupons, if any, relating to the bearer securities, shall be transferred by delivery of the bearer securities.

Global Securities

We may issue debt securities of a series in whole or in part in the form of one or more global securities. The global securities will be deposited with, or on behalf of, the depositary named in the applicable prospectus supplement. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. Unless and until the global security is exchanged in whole or in part for debt securities in definitive registered form, a global security may not be transferred except as a whole by the depositary (or its nominee) for such global security. If transferred in whole, the following are types of transfers which are allowed for global securities:

•	the depositary may transfer the global security to a nominee of that depositary;

•	a nominee of the depositary may transfer the global security to the depositary or another nominee of that depositary; and

•	the depositary or any nominee of that depositary may transfer the global security to a successor depositary or a nominee of that successor depositary.

The specific terms of the depositary arrangement with respect to any debt securities of a series will be described in the applicable prospectus supplement. We anticipate that the following provisions will apply to all depositary arrangements.

Upon the issuance of a global security, the depositary for such global security will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by the global security to the accounts of participant institutions that have accounts with the depositary. We or the underwriters, if the debt securities were sold by underwriters, shall designate the accounts to be credited. We will limit ownership of beneficial interests in a global security to participants or persons that may hold interests through participants. Ownership of beneficial interests in the global security will be shown on records maintained by the depositary. The transfer of the ownership of the global security will be effected only through the records maintained by the depositary. The laws of some states require that certain purchasers of debt securities take physical delivery of such debt securities in definitive form. These laws may impair your ability to transfer beneficial interests in a global security.

So long as the depositary for a global security, or its nominee, is the owner of the global security, that depositary or nominee will be considered the sole owner or holder of the debt securities represented by such global security for all purposes under the indenture. Except as set forth below, owners of beneficial interests in a global security (1) will not be entitled to have debt securities of the series represented by the global security registered in their names, (2) will not receive or be entitled to receive physical delivery of debt securities of the series in definitive form, and (3) will not be considered the owners or holders thereof under the indenture governing the debt securities.

Subject to certain limitations on the issuance of bearer securities which will be described in the applicable prospectus supplement, payments of principal of, premium, if any, and interest, if any, on debt securities registered in the name of or held by a depositary or its nominee will be made to the depositary or its nominee, as the registered owner or the holder of the global security representing those debt securities. None of the company, the applicable trustee, any paying agent or the applicable security registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global security for the debt securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that the depositary for debt securities of a series, upon receipt of any payment of principal, premium, if any, or interest, if any, in respect of a permanent global security, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in the global security held through the participants will be governed by standing instructions and customary practices, as is now the case with debt securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants. There may be restrictions on receipt by owners of beneficial interests in a temporary global security of payments in respect of such temporary global security. We will describe any such restrictions in the applicable prospectus supplement.

If a depositary for debt securities of a series is at any time unwilling or unable to continue as depositary, or is ineligible to act as depositary, and we do not appoint a successor depositary within 90 days, we will issue debt securities of that series in definitive form in exchange for the global security or securities representing the debt securities of that series. In addition, we may at any time and in our sole discretion determine not to have any debt securities of a series represented by one or more global securities. If we decide not to have any debt securities of a series represented by a global security, we will issue debt securities of that series in definitive form in exchange for the global security or securities representing such debt securities. Further, if we so provide with respect to the debt securities of a series, each person specified by the depositary of the global security representing debt securities of such series may, on terms acceptable to us and the depositary for such global security, receive debt securities of such series in definitive form. In any such instance, each person so specified by the depositary of the global security will be entitled to physical delivery in definitive form of debt securities of the series represented by the global security equal in principal amount to the person’s beneficial interest in the global security. Debt securities of that series so issued in definitive form will be issued (1) as registered securities if the debt securities of that series are to be issued as registered securities, (2) as bearer securities if the debt securities of that series are to be issued as bearer securities or (3) as either registered securities or bearer securities, if the debt securities of that series are to be issued in either form. A description of certain restrictions on the issuance of a bearer security in definitive form in exchange for an interest in a global security will, if applicable, be contained in the applicable prospectus supplement.

Payment and Paying Agents

Bearer Securities

We will pay the principal, interest, if any, and premium, if any, on bearer securities in the currency or currency unit designated in the prospectus supplement, subject to any applicable laws and regulations, at such paying agencies outside the United States as we may appoint from time to time. At the option of a holder, we will make such payment by a check in the designated currency or currency unit or by transfer to an account in the designated currency or currency unit maintained by the payee with a bank located outside the United States. We will make no payment with respect to any bearer security:

•	at the principal corporate trust office of the trustee or any other paying agency maintained by us in the United States by transfer to an account with a bank located in the United States; or

•	by check mailed to an address in the United States.

However, we may pay principal, interest, if any, and premium, if any, on bearer securities in U.S. dollars at the principal corporate trust office of the trustee in the Borough of Manhattan, The City of New York, if payment of the full amount thereof at all paying agencies outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions.

Registered Securities

Unless otherwise set forth in the applicable prospectus supplement,

•

we will pay the principal and premium, if any, on registered securities in the designated currency or currency unit against surrender of such registered securities at the principal corporate trust office of the trustee in the Borough of Manhattan, The City of New York,

•

we will pay any installment of interest, if any, on registered securities to the person in whose name the registered security is registered at the close of business on the regular record date for any such interest, and

•

we will pay any installment of interest, if any, at our option, (1) at the principal corporate trust office of the trustee in the Borough of Manhattan, The City of New York or (2) by a check in the designated currency or currency unit mailed to each holder of a registered security at such holder’s registered address.

We will name in the prospectus supplement the paying agents, if any, outside the United States initially appointed by us for a series of debt securities. We may terminate the appointment of any of the paying agents from time to time, except that we will maintain at least one paying agent in the Borough of Manhattan, The City of New York, for payments with respect to registered securities. We will also maintain at least one paying agent in a city in Europe so long as any bearer securities are outstanding where bearer securities may be presented for payment and may be surrendered for exchange. However, so long as any series of debt securities is listed on any stock exchange located outside the United States and such stock exchange shall so require, we will maintain a paying agent in any required city located outside the United States, for those series of debt securities.

All moneys we pay to the trustee or a paying agent for the payment of principal of or premium, if any, or interest, if any, on any debt security that remain unclaimed at the end of two years after such principal, premium or interest shall have become due and payable will be repaid to us, and the holder of such debt security entitled to receive such payment will thereafter look only to us for payment thereof.

Concerning the Trustee

Deutsche Bank Trust Company Americas is the current trustee under the indenture. The trustee shall, prior to the occurrence of any event of default with respect to the debt securities of any series and after the curing or waiving of all events of default with respect to such series which have occurred, perform only such duties as are specifically set forth in such indenture. During the existence of any event of default with respect to the debt securities of any series, the trustee shall exercise such of the rights and powers vested in it under the indenture with respect to such series and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

The trustee may acquire and hold debt securities and, subject to certain conditions, otherwise deal with us as if it were not trustee under the indenture.

The trustee and its affiliates have in the past provided, and may from time to time in the future provide, trustee, commercial banking, investment banking and other services to us in the ordinary course of their respective businesses for which they have received, and will receive, customary compensation.

Modification of the Indenture

The indenture contains provisions permitting us and the trustee, without the consent of the holders of the debt securities, to establish, among other things, the form and terms of any series of debt securities issuable under the indenture by one or more supplemental indentures, to add covenants and to provide for security for the debt securities.

With the consent of the holders of not less than a majority of the aggregate principal amount of the debt securities of any series at the time outstanding, we and the trustee may execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or of any supplemental indenture with respect to the debt securities of such series or modifying in any manner the rights of the holders of the debt securities of such series. However, without the consent of the holders of each debt security so affected, we and the trustee may not (1) extend the fixed maturity, or the earlier optional date of maturity, if any, of any debt security of such series, (2) reduce the principal amount of any debt security of such series, (3) reduce the premium of any debt security of such series, if any, (4) reduce the rate or extend the time of payment of interest, if any, of any debt security of such series, or (5) make the principal thereof or premium, if any, or interest, if any, of any debt security of such series payable in any currency other than as provided therein or pursuant to the indenture. Also, without the consent of the holders of all debt securities of such series outstanding thereunder, we and the trustee may not reduce the percentage of debt securities of such series, the holders of which are required to consent to any such supplemental indenture.

Certain Covenants of Debt Securities

The indenture contains, among other things, the following covenants:

Limitation on Liens. We will not, and will not permit any of our subsidiaries to, create, assume or suffer to exist any lien on restricted property to secure any of our debt, any debt of any of our subsidiaries or any debt of any other person unless we also secure the debt securities of any series having the benefit of this covenant by a lien equally and ratably with such other debt for so long as such other debt shall be so secured. The indenture contains the following exceptions to the foregoing prohibition:

(i)	liens existing on property owned or leased by a corporation existing when such corporation becomes a subsidiary;

(ii)	liens existing on the date of issuance of the first debt security of the particular series;

(iii)	liens existing on property when the property was acquired by us or any of our subsidiaries;

(iv)

liens to secure debt incurred prior to, at the time of or within 12 months after the acquisition of restricted property or the completion of the construction, alteration, repair or improvement of restricted property, as the case may be, for the purpose of financing all or a part of the purchase price or cost thereof and liens to the extent they secure debt in excess of such purchase price or cost and for the payment of which recourse may be had only against such restricted property;

(v)

certain liens in favor of governmental entities that are required by the provisions of any contract or statute, or any liens securing industrial development, pollution control or similar revenue bonds;

(vi)	any lien securing debt of a subsidiary owing to us or to another subsidiary;

(vii)

any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any lien referred to in clauses (i) through (vi) above, inclusive, so long as (1) the principal amount of the debt secured thereby does not exceed the principal amount of debt so secured at the time of the extension, renewal or replacement (except that, where an additional principal amount of debt is incurred to provide funds for the completion of a specific project, the additional principal amount, and any related financing costs, may be secured by the lien as well) and (2) the lien is limited to the same property subject to the lien so extended, renewed or replaced (and improvements on the property); and

(viii)	any lien that would not otherwise be permitted by clauses (i) through (vii) above, inclusive, securing debt which, together with:

•	the aggregate outstanding principal amount of all other debt of ours and our subsidiaries owning restricted property which would otherwise be subject to the foregoing restrictions, and

•

the aggregate value of existing sale and leaseback transactions which would be subject to the foregoing restrictions absent this clause (viii), does not exceed 15% of our consolidated net tangible assets.

Limitation on Sale and Leaseback Transactions. We will not, and will not permit any of our subsidiaries owning restricted property to, enter into any sale and leaseback transaction unless:

(1)

our company or such subsidiary could incur debt, in a principal amount at least equal to the value of such sale and leaseback transaction, secured by a lien on the property to be leased (without equally and ratably securing the outstanding debt securities) because such lien would be of a character that no violation of the covenant described under “ Limitations on Liens” above would result; or

(2)

we apply, during the six months following the effective date of the sale and leaseback transaction, an amount equal to the value of the sale and leaseback transaction to the voluntary retirement of funded debt (whether by redemption, defeasance, repurchase, or otherwise) or to the acquisition of restricted property.

Definitions of Certain Terms

The following are the meanings of terms that are important in understanding the covenants previously described:

•

“consolidated net tangible assets” means the total assets (less applicable reserves and other properly deductible items) less current liabilities (excluding the amount of those which are by their terms extendable or renewable at the option of the obligor to a date more than 12 months after the date as of which the amount is being determined) and all goodwill, tradenames, trademarks, patents, unamortized debt discount and expense and other like intangible assets, all as set forth on our most recent consolidated balance sheet determined in accordance with generally accepted accounting principles.

•

“funded debt” means our indebtedness or the indebtedness of a subsidiary owning restricted property maturing by its terms more than one year after its creation and indebtedness classified as long-term debt under generally accepted accounting principles and in each case ranking at least pari passu with the debt securities.

•

“original issue discount security” means any debt security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of maturity thereof pursuant to the indenture.

•	“restricted property” means

•

any manufacturing facility (or portion thereof) owned or leased by us or any of our subsidiaries and located within the continental United States which, in the opinion of our board of directors (or a committee thereof), is of material importance to our business and the business of our subsidiaries taken as a whole, but no such manufacturing facility (or portion thereof) shall be deemed of material importance if its gross book value, before deducting accumulated depreciation, is less than 2% of our consolidated net tangible assets; or

•	any shares of capital stock or indebtedness of any subsidiary owning any such manufacturing facility.

•

“sale and leaseback transaction” means any arrangement with any person providing for the leasing by us or any subsidiary of any restricted property which has been or is to be sold or transferred by us or such subsidiary to such person, excluding (1) temporary leases for a term, including renewals at the option of the lessee, of not more than three years, (2) leases between us and a subsidiary or between subsidiaries, (3) leases of a restricted property executed by the time of, or within 12 months after the latest of, the acquisition, the completion of construction or improvement, or the commencement of commercial operation of the restricted property, and (4) arrangements pursuant to any provision of law with an effect similar to the former Section 168(f)(8) of the Internal Revenue Code of 1954, as amended.

•

“subsidiary” means any corporation more than 50% of the voting stock of which shall at the time be owned by us or by one or more subsidiaries or by us and one or more subsidiaries, but shall not include any corporation of which we and/or one or more subsidiaries owns directly or indirectly, less than 50% of the outstanding stock of all classes having ordinary voting power for the election of directors but more than 50% of the outstanding shares of stock of a class having by its terms ordinary voting power as a class to elect a majority of the board of directors of such corporation.

•

“value” means, with respect to a sale and leaseback transaction, an amount equal to the net present value of the lease payments with respect to the term of the lease remaining on the date as of which the amount is being determined, without regard to any renewal or extension options contained in the lease, discounted at the weighted average interest rate on the debt securities of all series (including the yield to maturity on any original issue discount securities) which are outstanding on the effective date of such sale and leaseback transaction.

Because the covenants described above cover only manufacturing facilities in the continental United States, our manufacturing facilities in Puerto Rico and elsewhere in the world are excluded from the operation of the covenants described above.

Except as described in “Merger or Consolidation” below, there are no other restrictive covenants contained in the indenture. The indenture does not contain any provision which restricts us from incurring, assuming or becoming liable with respect to any indebtedness or other obligations, whether secured or unsecured, or from paying dividends or making other distributions on our capital stock or purchasing or redeeming our capital stock. The indenture does not contain any financial ratios, or specified levels of net worth or liquidity to which we must adhere. In addition, the indenture does not contain any provision which would require that we repurchase or redeem or otherwise modify the terms of any of our debt securities upon a change in control or other events involving us which may adversely affect the creditworthiness of the debt securities.

Events of Default

The indenture provides that, with respect to any series of debt securities, an event of default consists of:

•	failure to pay interest when due on any debt securities of such series that continues for 30 days;

•	failure to pay principal or premium, if any, when due (whether at maturity, upon redemption, by declaration or otherwise) on any debt securities of such series;

•

failure to observe or perform the covenant in the indenture described below under “Merger or Consolidation” after written notice from the trustee or holders of 25% or more in aggregate principal amount of debt securities of such series outstanding thereunder;

•

failure to observe or perform any of our covenants in the indenture or the debt securities of such series (other than a covenant included in the indenture or the debt securities solely for the benefit of a series of debt securities other than such series), continued for 60 days (except in the case of a violation of the covenant described below under “Merger or Consolidation”) after written notice from the trustee or the holders of 25% or more in aggregate principal amount, of debt securities of such series outstanding thereunder;

•	certain events of our bankruptcy, insolvency or reorganization; and

•	any other event of default as may be specified for such series.

The indenture provides that if an event of default with respect to any series of debt securities at the time outstanding occurs and is continuing, either the trustee or the holders of 25% or more in aggregate principal amount (or, if the debt securities of that series are original issue discount securities, such portion of the principal amount as may be specified in the terms of that series) of debt securities of such series outstanding may declare the principal amount of all debt securities of such series to be due and payable immediately. At any time after a declaration of acceleration with respect to the debt securities of any series has been made and before there has been a sale of property under a judgment or decree for the payment of moneys due, the holders of a majority in aggregate principal amount of the debt securities of such series outstanding may waive the default and rescind the declaration and its consequences if:

1.	we have paid or deposited with the trustee a sum sufficient to pay:

a.	all matured installments of interest upon all the debt securities of such series;

b.	the principal of and premium, if any, on any and all debt securities of such series which have become due other than by declaration;

c.

interest on overdue installments of interest, to the extent legally enforceable under applicable law, and on such principal of and premium, if any, on each debt security of such series at the rate borne by such debt security to the date of such payment or deposit or yield to maturity (in the case of an original issue discount security); and

d.	the expenses of the trustee, and reasonable compensation to the trustee, agents, attorneys and counsel; and

2.	any and all defaults under the indenture, other than the nonpayment of principal on the debt securities of such series which may have become due by declaration, have been remedied.

The indenture provides that the holders of a majority in aggregate principal amount of the debt securities of any series outstanding under the indenture may, subject to certain exceptions, direct the trustee as to the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any power or trust conferred upon the trustee. The holders of a majority in aggregate principal amount of the debt securities of any series outstanding may on behalf of all holders of debt securities of such series waive any past default and its consequences with respect to debt securities of such series, except a default in the payment of the principal of, premium, if any, or interest, if any, on any of the debt securities of such series.

Holders of any debt securities of any series may not institute any proceeding to enforce the indenture or any remedy thereunder unless the trustee shall have failed to act for 60 days after a request and offer of reasonable indemnity by the holders of 25% or more in aggregate principal amount of the debt securities of such series outstanding. However, the right of any holder of any security of any series to enforce payment of the principal of or premium, if any, or interest, if any, on its debt securities when due shall not be impaired without the consent of such holder.

The trustee is required to give the holders of any debt security of any series notice of default with respect to such series known to it within 90 days after the happening of the default, unless cured before the giving of such notice. However, except for defaults in payments of the principal of or premium, if any, or interest, if any, on the debt securities of such series, the trustee may withhold notice if and so long as it determines in good faith that the withholding of such notice is in the interests of the holders of the debt securities of such series.

We are required to deliver to the trustee each year an officers’ certificate stating whether such officers have obtained knowledge of any default by our company in the performance of all covenants and, if so, specifying the nature of such default.

Merger or Consolidation

The indenture provides that without the consent of the holders of any of the outstanding debt securities under the indenture, we may consolidate with or merge into, or transfer or lease substantially all of our assets to, any domestic corporation, association, company or business trust (as used in this subsection, a “corporation”), provided:

•	the successor corporation assumes all of our payment obligations under the debt securities and the performance of all of our other covenants under the indenture; and

•	certain other conditions described in the indenture are met.

Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. As a result of this uncertainty:

i.

there could be a disagreement between us and the holders of debt securities over whether, as a condition to a transfer or lease of our assets, the successor entity is required to assume our obligations under the indenture and, consequently, whether a failure to assume such obligations would result in an event of default under the indenture;

ii.

in the event that the holders of debt securities attempt to declare an event of default and exercise their acceleration rights under the indenture in such circumstances and we contest such action, there can be no assurance as to how a court interpreting applicable law would interpret the phrase “substantially all”; and

iii.	it may be difficult for holders to debt securities to declare an event of default and exercise their acceleration rights.

Discharge, Legal Defeasance and Covenant Defeasance

We may discharge certain obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year (or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice) by irrevocably depositing with the trustee, in trust, funds in the currency or currencies in which those debt securities are payable in an amount sufficient to pay the entire indebtedness on those debt securities in respect of principal, premium, if any, and interest, if any, to the date of that deposit (if those debt securities have become due and payable) or to the maturity date, as the case may be.

At our option, we may be discharged, subject to certain terms and conditions, from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer and exchange of debt securities, replace, stolen, lost or mutilated debt securities and coupons, maintain paying agencies and hold moneys for payment in trust) or need not comply with certain restrictive covenants of the indenture if:

(1) we have deposited with the trustee, in trust, money, and in the case of debt securities and coupons denominated in U.S. dollars, U.S. government obligations or, in the case of debt securities and coupons denominated in a foreign currency, foreign currency government securities, which through the payment of interest thereon and principal thereof in accordance with their terms will provide money or a combination of money, and either U.S. government securities or foreign currency government securities, as the case may be, in an amount sufficient to pay in the currency in which the debt securities are payable all the principal of and premium, if any, and interest, if any, on the debt securities on the date such payments are due in accordance with the debt securities;

(2) (i) no event of default or event which with notice or lapse of time would become an event of default shall have occurred and be continuing on the date of such deposit, (ii) no event of default relating to our bankruptcy, insolvency or reorganization, or event which with notice or lapse of time or both would become such an event of default, shall have occurred within 90 days after the date of such deposit, and (iii) such deposit and discharge will not result in any default or event of default under any material indenture, agreement or other instrument binding upon us or any of our properties;

(3) we have delivered to the trustee an opinion of counsel to the effect that such deposit and discharge will not cause the holders of the debt securities of such series to recognize income, gain or loss for federal income tax purposes and that such holders will be subject to federal income tax in the same amounts, manner and time had such deposit and discharge not occurred; and

(4) we have delivered to the trustee an officers’ certificate and an opinion from our counsel stating that we have complied with all conditions precedent set forth in the indenture or the applicable supplemental indenture relating to the satisfaction and discharge of the indebtedness of the series of debt securities.

Governing Law

The indenture and the debt securities for all purposes will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF WARRANTS

General

We may issue debt warrants for the purchase of debt securities or stock warrants for the purchase of preferred stock or common stock.

The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all to be set forth in the applicable prospectus supplement relating to any or all warrants in respect of which this prospectus is being delivered. Copies of the form of agreement for each warrant, including the forms of certificates representing the warrants reflecting the provisions to be included in such agreements that will be entered into with respect to the particular offerings of each type of warrant, will be filed as exhibits to the registration statement of which this prospectus forms a part.

The following description sets forth certain general terms and provisions of the warrants to which any prospectus supplement may relate. The particular terms of the warrants to which any prospectus supplement may relate and the extent, if any, to which such general provisions may apply to the warrants so offered will be described in the applicable prospectus supplement. The following summary of certain provisions of the warrants, warrant agreements and warrant certificates does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the warrant agreements and warrant certificates, including the definitions therein of certain terms.

Debt Warrants

General. Reference is made to the applicable prospectus supplement for the terms of debt warrants in respect of which this prospectus is being delivered, the debt securities warrant agreement relating to such debt warrants and the debt warrant certificates representing such debt warrants, including the following:

•

the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of such debt warrants and the procedures and conditions relating to the exercise of such debt warrants;

•	the designation and terms of any related debt securities with which such debt warrants are issued and the number of such debt warrants issued with each such debt security;

•	the date, if any, on and after which such debt warrants and any related debt securities will be separately transferable;

•	the principal amount of debt securities purchasable upon exercise of each debt warrant and the price at which such principal amount of debt securities may be purchased upon such exercise;

•	the offering price of such debt warrants, if any;

•	the initial price at which such debt securities may be purchased upon exercise of debt warrants and any provision with respect to the adjustment thereof;

•	the denominations of such debt warrants;

•	the date on which the right to exercise such debt warrants shall commence and the date on which such right shall expire;

•	a discussion of the material U.S. federal income tax considerations applicable to the ownership or exercise of debt warrants;

•	whether the debt warrants represented by the debt warrant certificates will be issued in registered or bearer form, and, if registered, where they may be transferred and registered;

•	redemption provisions of such debt warrants, if any; and

•	any other terms of the debt warrants.

The debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations and debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the debt securities purchasable upon such exercise and will not be entitled to any payments of principal and premium, if any, and interest, if any, on the debt securities purchasable upon such exercise.

Exercise of Debt Warrants. Each debt warrant will entitle the holder to purchase for cash such principal amount of debt securities at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement relating to the debt warrants offered thereby. Unless otherwise specified in the applicable prospectus supplement, debt warrants may be exercised at any time up to 5:00 p.m., New York City time, on the expiration date set forth in the applicable prospectus supplement. After 5:00 p.m., New York City time, on the expiration date, unexercised debt warrants will become void.

Debt warrants may be exercised as set forth in the applicable prospectus supplement relating to the debt warrants. Upon receipt of payment and the debt warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the debt securities purchasable upon such exercise. If less than all of the debt warrants represented by such debt warrant certificate are exercised, a new debt warrant certificate will be issued for the remaining amount of debt warrants.

Stock Warrants

General. Reference is made to the applicable prospectus supplement for the terms of stock warrants in respect of which this prospectus is being delivered, the stock warrant agreement relating to such stock warrants and the stock warrant certificates representing such stock warrants, including the following:

•	the type and number of shares of preferred stock or common stock purchasable upon exercise of such stock warrants and the procedures and conditions relating to the exercise of such stock warrants;

•	the date, if any, on and after which such stock warrants and related preferred stock or common stock will be separately tradeable;

•	the offering price of such stock warrants, if any;

•	the initial price at which such shares may be purchased upon exercise of stock warrants and any provision with respect to the adjustment thereof;

•	the denominations of such stock warrants;

•	the date on which the right to exercise such stock warrants shall commence and the date on which such right shall expire;

•	a discussion of the material U.S. federal income tax considerations applicable to the ownership or exercise of stock warrants;

•	redemption provisions of such stock warrants, if any;

•	any other terms of the stock warrants;

•	anti-dilution provisions of the stock warrants, if any; and

•	other information relating to any capital stock purchasable upon exercise of such stock warrants.

The stock warrant certificates will be exchangeable for new stock warrant certificates of different denominations and stock warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their stock warrants, holders of stock warrants will not have any of the rights of holders of shares of capital stock purchasable upon such exercise and will not be entitled to any dividend or other distribution payments on such capital stock purchasable upon such exercise.

Exercise of Stock Warrants. Each stock warrant will entitle the holder to purchase for cash such number of shares of preferred stock or common stock, as the case may be, at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement relating to the stock warrants offered thereby. Unless otherwise specified in the applicable prospectus supplement, stock warrants may be exercised at any time up to 5:00 p.m., New York City time, on the expiration date set forth in the applicable prospectus supplement. After 5:00 p.m., New York City time, on the expiration date, unexercised stock warrants will become void.

Stock warrants may be exercised as set forth in the applicable prospectus supplement relating thereto. Upon receipt of payment and the stock warrant certificates properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward a certificate representing the number of shares of capital stock purchasable upon such exercise. If less than all of the stock warrants represented by such stock warrant certificate are exercised, a new stock warrant certificate will be issued for the remaining amount of stock warrants.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts, representing contracts obligating holders to purchase from us, and requiring us to sell to the holders, a specified number of shares of common stock at a future date or dates. The price per share of common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as a part of units, or stock purchase units, consisting of a stock purchase contract and either (x) senior debt securities, senior subordinated debt securities, subordinated debt securities or junior subordinated debt securities, or (y) debt obligations of third parties, including U.S. Treasury securities, in each case, securing the holder’s obligations to purchase the common stock under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase contracts or vice versa, and such payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner and in certain circumstances we may deliver newly issued prepaid stock purchase contracts, or prepaid securities, upon release to a holder of any collateral securing such holder’s obligations under the original stock purchase contract.

The applicable prospectus supplement will describe the terms of any stock purchase contracts or stock purchase units and, if applicable, prepaid securities. The description in the prospectus supplement will not purport to be complete and will be qualified in its entirety by reference to the stock purchase contracts, the collateral arrangements and depositary arrangements, if applicable, relating to such stock purchase contracts or stock purchase units and, if applicable, the prepaid securities and the document pursuant to which such prepaid securities will be issued.

PLAN OF DISTRIBUTION

We may sell the offered securities in five ways: (1) to or through underwriters; (2) to or through dealers; (3) through agents; (4) directly or through our subsidiaries to purchasers; and (5) through a combination of the foregoing methods.

We may distribute the offered securities from time to time in one or more transactions at (1) a fixed price or prices, which may be changed, (2) at market prices prevailing at the time of sale, (3) at prices related to such market prices, or (4) at negotiated prices.

If underwriters are used in the offering of the offered securities, the names of the managing underwriter or underwriters and any other underwriters and certain terms of the offering, including compensation of the underwriters and dealers, if any, will be set forth in the applicable prospectus supplement. Only underwriters named in the applicable prospectus supplement will be deemed to be underwriters in connection with the offered securities described in that prospectus supplement. Firms not so named will have no direct or indirect participation in the underwriting of such securities, although such a firm may participate in the distribution of those securities under circumstances entitling that firm to a dealer’s commission. It is anticipated that any underwriting agreement pertaining to any offered securities will (i) entitle the underwriters to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution for payments which the underwriters may be required to make in respect thereof, (ii) provide that the obligations of the underwriters will be subject to certain conditions precedent, and (iii) provide that the underwriters generally will be obligated to purchase all of the offered securities if any are purchased.

We also may sell the offered securities to a dealer as principal. If we sell the offered securities to a dealer as a principal, then the dealer may resell those securities to the public at varying prices to be determined by such dealer at the time of resale. The name of the dealer and the terms of the transactions will be set forth in the applicable prospectus supplement.

The offered securities also may be offered through agents we may designate from time to time. The applicable prospectus supplement will contain the name of any such agent and the terms of its agency. Unless otherwise indicated in the prospectus supplement, any such agent will act on a best efforts basis for the period of its appointment.

As one of the means of direct issuance of the offered securities, we may utilize the services of any available electronic auction system to conduct an electronic “dutch auction” of the offered securities among potential purchasers who are eligible to participate in the auction of such securities, if so described in the prospectus supplement.

Dealers and agents named in a prospectus supplement may be deemed to be underwriters (within the meaning of the Securities Act) of the securities described in the prospectus supplement and, under agreements which may be entered into with us, may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution for payments which they may be required to make in respect of those liabilities.

Underwriters, dealers and agents may engage in transactions with us, or perform services for us in the ordinary course of business.

Offers to purchase the offered securities may be solicited directly by us or through our subsidiaries and sales thereof may be made by us directly to institutional investors or others. The terms of any such sales will be described in the applicable prospectus supplement.

LEGAL MATTERS

The legality of the securities will be passed upon for us by Covington & Burling LLP, Washington, D.C. and Barnes & Thornburg LLP, Indianapolis, Indiana, and for any underwriters, dealers or agents by counsel as may be specified in the applicable prospectus supplement.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018, and the effectiveness of our internal control over financial reporting as of December 31, 2018, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

$

$                      % Notes Due 20

$             2.250% Notes Due 2050

Joint Book-Running Managers

BNP PARIBAS

Citigroup

J.P. Morgan

Morgan Stanley

                    , 2020